Exhibit 2(a)

                              AMENDED AND RESTATED
                          PLAN AND AGREEMENT OF MERGER

            THIS AMENDED AND RESTATED PLAN AND AGREEMENT OF MERGER (this "Agreement") is entered into as of the 17th day of March 2004, by and among U.S. Home & Garden Inc., a Delaware corporation ("USHG"), Ionatron Acquisition Corp., a Delaware corporation which is a wholly owned Subsidiary of USHG ("Merger Sub") (USHG and Merger Sub collectively, the "USHG Parties"), Robert Kassel ("Kassel") (for the purposes of Sections 5.9, 6.2(d), 6.2(j) and 9.4 and 10.10 only), Fred Heiden (for the purposes of Section 9.4 only), and Ionatron, Inc., a Delaware corporation ("Ionatron"), and Robert Howard, Stephen W. McCahon, Thomas C. Dearmin and Joseph C. Hayden (collectively the "Ionatron Stockholders"). Capitalized terms not defined in this Agreement have the meanings ascribed to them in Annex 1 hereto.

                                    RECITALS

            WHEREAS, the Board of Directors of each of USHG, Merger Sub and Ionatron has determined that it is in the best interests of their respective stockholders for USHG to acquire Ionatron upon the terms and subject to the conditions set forth herein; and

            WHEREAS, the USHG Parties and Ionatron are desirous of effecting a merger, all upon the terms and conditions set forth herein.

            NOW, THEREFORE, the USHG Parties, Kassel, Ionatron, and the Ionatron Stockholders, intending to be legally bound, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby represent, warrant, covenant, and agree as follows:

                                    SECTION 1
                                   THE MERGER

      1.1 Merger. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Ionatron in a transaction intended to qualify as a tax-free reorganization pursuant to Sections 368(a)(1)(A) and
(a)(2)(E) of the Code.

                                    SECTION 2
                                 TERMS OF MERGER

      2.1 Terms of Merger; Effective Time. The terms of merger (the "Merger") are as follows:

            (a)   Merger  Sub  shall  be  merged  with  and  into   Ionatron  in
accordance with the statutory provisions of the Delaware General Corporation Law ("DGCL").

            (b) Ionatron shall be the surviving corporation (the "Surviving Corporation"), and the corporate identity, existence, purposes, powers, franchises, rights, and immunities of Ionatron shall continue unaffected and unimpaired by the Merger. The corporate identity, existence, purposes, powers, franchises, rights, and immunities of Merger Sub shall be merged into the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith.

            (c) Immediately after the Closing, the Merger shall be effected by filing with the Secretary of State of Delaware the Certificate of Merger annexed hereto as Exhibit A (the "Certificate of Merger"). The time at which the Certificate of Merger is filed with the Secretary of State of Delaware shall be the "Effective Time" of the Merger. USHG shall cause the Certificate of Merger to be so filed and recorded within one (1) business day after the Closing Date.

            (d) Except insofar as specifically otherwise provided by law, Merger Sub shall cease to exist at the Effective Time, whereupon the separate existence of Ionatron and Merger Sub shall become a single corporation.

            (e) The Certificate of Incorporation and By-laws of Ionatron shall be the certificate of incorporation and by-laws of the Surviving Corporation.

            (f) At the Effective Time, without any action by the holder thereof, all of the issued and outstanding shares of Ionatron Common Stock, par value $0.01 per share par value (collectively, "Ionatron Common Stock") shall be deemed cancelled and converted into the right to receive shares of common stock, par value $0.001 per share, of USHG (the "USHG Common Stock"). The USHG Common Stock issuable to the Ionatron Stockholders shall be deliverable in the manner set forth on Schedule 2.1(f) or as otherwise agreed by the parties. Except as otherwise provided herein, the aggregate number of shares of USHG Common Stock issued to the Ionatron Stockholders pursuant to this Section 2.1(f) shall equal, as of the Closing Date, sixty-five percent (65%) of the USHG Common Stock on a fully diluted basis (the "Merger Consideration").

            (g) Fractional shares of USHG Common Stock shall not be issued and each holder of Ionatron Common Stock who would otherwise be entitled to receive any such fractional shares shall forfeit the right thereto.

            (h) At the Effective Time, USHG shall direct its transfer agent to issue certificates evidencing such number of shares of USHG Common Stock issuable to holders of Ionatron Common Stock in the Merger pursuant to Section 2.1(f).

            (i) If any certificate representing Ionatron Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by USHG, the posting by such person of a bond, in such reasonable amount as USHG may direct, as indemnity against any claim that may be made against it with respect to such certificate, USHG will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration and any dividends or other distributions to which the holders thereof are entitled pursuant to this Agreement.

      2.2 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at 10:00 a.m. EST on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties hereto to consummate the transactions contemplated by this Agreement (the "Closing Date"), at the offices of Blank Rome LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, unless another time, date or place is agreed to in writing by the parties hereto.

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

                                    SECTION 3
                   REPRESENTATIONS AND WARRANTIES OF IONATRON
                          AND THE IONATRON STOCKHOLDERS

      Ionatron and the Ionatron Stockholders, jointly and severally, except where otherwise provided, represent and warrant to the USHG Parties as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

      3.1 Organization of Ionatron. Ionatron is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Ionatron has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. Ionatron is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Ionatron is not a participant in any joint venture or partnership with any other Person with respect to any part of its operation of its business.

      3.2   Capitalization; Ownership of Common Stock.

            (a) The authorized capital stock of Ionatron consists of 3,000 shares of common stock, par value $0.01 per share, of which 1,600 shares are issued and outstanding. All of the issued and outstanding shares of Ionatron Common Stock and their ownership are as described on Schedule 3.2. All of the outstanding shares of Ionatron Common Stock have been duly authorized, validly issued and are fully paid and nonassessable and are held of record by the Ionatron Stockholders as set forth Schedule 3.2 hereto. There are (a) no shares of Ionatron Common Stock held in treasury; (b) except as set forth on Schedule 3.2, no other issued or outstanding equity securities of Ionatron or other securities of Ionatron convertible or exchangeable at any time into equity securities of Ionatron; and (c) no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of Ionatron. Except as set forth on Schedule 3.2, Ionatron is not subject to any commitment or obligation that would require the issuance or sale of additional shares of capital stock of Ionatron at any time under options, subscriptions, warrants, rights, or other obligations. Ionatron does not have any Subsidiaries and does not own any interests in any corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, organization or any other entity.

            (b) Each Ionatron Stockholder represents as to himself only that he has good and marketable title to all of the issued and outstanding shares of Ionatron Common Stock issued to such Ionatron Stockholder, free and clear of any and all liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever ("Liens"),


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

and on the Closing Date will own all of his respective Ionatron Common Stock, free and clear of any and all Liens, including, but not limited to, any claims by any present or former stockholders of Ionatron.

      3.3 Authorization, Validity and Effect of Agreements. Ionatron has the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by Ionatron of the transactions contemplated hereby has been duly authorized by all requisite corporate action, including approval by the Ionatron Stockholders as required to consummate the Merger. Each Ionatron Stockholder represents as to himself only that he is an individual having all necessary capacity, power and authority to execute and deliver this Agreement and such other agreements to be executed and delivered by him pursuant hereto and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of Ionatron, and each Ionatron Stockholder represents as to himself only, him, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

      3.4 Books and Records. Except as set forth on Schedule 3.4, the minute books, stock record books, and other records of Ionatron, all of which have been made available to USHG, are complete and correct in all material respects. The minute book of Ionatron contains accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the stockholders, the Board of Directors, and committees of the Board of Directors of Ionatron, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be in the possession of Ionatron.

      3.5 Absence of Conflicting Agreements. As to Ionatron, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) does not require the consent of any third party or novation from any Government Authority (as hereinafter defined); (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or other organizational documents of Ionatron; (c) will not conflict with, result in a breach of, or constitute a default under, any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which Ionatron is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any agreement, instrument, license, or permit to which Ionatron or any Ionatron Stockholder is a party or by which Ionatron or its assets are bound; and (e) will not create any Lien upon any of the assets of Ionatron or any of the Ionatron Common Stock. Except for the filing of the Certificate of Merger, no filing or consent with any Governmental Body or any other third party is required of Ionatron or the Ionatron Stockholders to consummate this Agreement or the transactions contemplated hereby.

      3.6 Governmental Authorizations. Schedule 3.6 contains a complete and accurate list of each Governmental Authorization that is held by Ionatron or that otherwise relates to the


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

business of, or to any of the assets owned or used by, Ionatron. Ionatron has made available to USHG, Blank Rome LLP, or to USHG's authorized representative, true and complete copies of all such Governmental Authorizations, except to the extent prohibited or otherwise restricted by such Government Authorization, any Government Contract (as defined in Section 3.9), any Government Body or any Government Bid (as defined in Section 3.9). Each Governmental Authorization listed or required to be listed in Schedule 3.6 is valid and in full force and effect. No event has occurred or circumstance exists that may (with or without notice or lapse of time) (i) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any material Governmental Authorization listed or required to be listed in Schedule 3.6, or
(ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any material Governmental Authorization listed or required to be listed in Schedule 3.6. The Governmental Authorizations listed in Schedule 3.6 collectively constitute all of the Governmental Authorizations necessary to permit Ionatron and its employees to lawfully conduct and operate Ionatron's respective business in the manner currently conducted and operated and to permit Ionatron to own and use its assets in the manner in which it currently owns and uses such assets.

      3.7 Real Property. Ionatron does not own any real property or have any Real Property Interests other than the lease described on Schedule 3.7, which lease of property is suitable for the conduct of Ionatron's business and operations as now conducted. Ionatron is not and, to its Knowledge, the landlord of its leased premises is not, in default, violation, or breach under said lease, and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a default, violation, or breach thereunder by Ionatron or to Ionatron's Knowledge, the landlord. Ionatron has not received any notice of a default under said lease. Ionatron has delivered a true and complete copy of said lease to USHG. Ionatron has, to date, enjoyed quiet enjoyment and practical access to the premises subject to the lease. The leased premises (including the improvements thereon): (a) is in good condition and repair consistent with its current use; and (b) is available for immediate use in the conduct of Ionatron's business and operations. To Ionatron's Knowledge, no eminent domain or condemnation proceedings are pending or threatened with respect to the leased premises.

      3.8 Tangible Personal Property. Schedule 3.8 lists the material Tangible Personal Property owned or leased by Ionatron. Ionatron owns or leases all
Tangible Personal Property necessary to conduct Ionatron's business and operations as now conducted. Without material exception, Ionatron owns and has good title to each item of Tangible Personal Property owned by it, and none of such Tangible Personal Property owned by Ionatron is subject to any Liens, except for Permitted Encumbrances. With allowance for normal repairs, maintenance, wear, and obsolescence, each material item of Tangible Personal Property is in good operating condition and repair and is available for immediate use in Ionatron's business and operations.

      3.9   Contracts.

            (a) Schedule 3.9(a) lists all written Contracts and true and complete descriptions of all oral Contracts (including any amendments and other modifications to such Contracts). All of the Contracts are in full force and effect and are valid, binding, and enforceable against Ionatron and, to Ionatron's Knowledge, in full force and effect as to, and valid, binding and enforceable against the other party(ies) thereto in accordance with their terms except (a) as the enforceability of such Contracts may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by judicial discretion in the enforcement of equitable remedies, and (b) to the extent any Government Contract (as defined in Subsection 3.9(b)(xii)) is subject to termination, renegotiation or modification by its terms or pursuant to any Order, Governmental Authorization or Legal Requirement. Ionatron is not, and to Ionatron's Knowledge, no other party thereto is, in material default, violation, or breach in any respect under any Contract and no event has occurred and is continuing that constitutes (with notice or passage of time or both) a material default, violation, or breach in any respect thereunder by Ionatron or, to Ionatron's Knowledge, the other party(ies) thereto. Other than in the Ordinary Course of Business, no party to any Contract has delivered notice of any intention to terminate such Contract or amend the terms thereof. Except as set forth in Schedule 3.9(a) or as may occur in the Ordinary Course of Business: to the Knowledge of Ionatron, (a) no Person has or may acquire any rights under, and no Person has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by Ionatron, except as and to the extent any such Contract permits assignment hereof; and (b) no officer, director, agent, employee, consultant, or contractor of Ionatron is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (i) engage in or continue any conduct, activity, or practice relating to the business of Ionatron, or (ii) assign to Ionatron or to any other Person any rights to any invention, improvement, or discovery.

            (b)   Except as set forth in Schedule 3.9(b):

                  (i) With respect to any Government Contract or Government Bid,
(A) Ionatron has complied in all material respects with all material terms and conditions of each Government Contract or Government Bid; (B) Ionatron has complied with all material requirements of all applicable laws, regulations, written directives, or agreements pertaining to each Government Contract or Government Bid and to Ionatron `s performance on its Government Contracts; and
(C) all material representations and certifications executed, acknowledged or set forth in, or pertaining to each Government Contract or Government Bid were, when given, and to the extent any such representation or certification pertains to future events which have yet to occur are presently complete and correct in all material respects, and Ionatron has complied, in all material respects with all such representations and certifications.

                  (ii) As of the date of this Agreement, Ionatron has not received from a party to a Government Contract any written show-cause notice, stop work order, cure notice, notice of termination, or termination concerning a Government Contract.

                  (iii)   Ionatron   has  not   received   a  written   negative
determination of responsibility concerning a Government Bid.

                  (iv) Ionatron has no Knowledge of a request by any Government Authority for a contract price adjustment including, without limitation, based upon (A) a claim by any Government Authority of defective pricing or (B) any cost incurred by Ionatron that has been questioned, challenged or disallowed or has been the subject of any investigation, and no money due to Ionatron has been (or has been attempted to be) withheld or set off with respect to


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

any Government Contract, which contract price adjustment, withheld or set off amount is reasonably expected to have a Ionatron Material Adverse Effect.

                  (v) To Ionatron's Knowledge, neither Ionatron nor or any of its directors, officers, employees, consultants or agents is under administrative, civil or criminal investigation, indictment or information or equivalent official government charge or allegation by any Government Authority with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract or Government Bid. Ionatron has not conducted or initiated any internal investigation or made a voluntary disclosure to the U.S. Government with respect to any alleged irregularity, misstatement, omission or other matter in connection with any Government Contract and/or Government Bid. To Ionatron's Knowledge, there is no irregularity, misstatement or omission or other matter arising under or relating to any Government Contract or Government Bid that has led or could reasonably be expected to lead, either before or after the Closing, to a Material Adverse Effect to Ionatron.

                  (vi) There exist (A) no outstanding claims or requests for equitable adjustment or other contractual action for relief against Ionatron, either by a Government Authority or by any prime contractor, subcontractor, vendor or other Person, arising or relating to any Government Contract or Government Bid, and (B) no disputes between Ionatron and the U.S. Government under the Contract Disputes Act of 1978, as amended (the "Contract Disputes Act") or between Ionatron and any prime contractor, subcontractor, vendor or other person arising under or relating to any Government Contract or Government Bid. To Ionatron's Knowledge, there are no fact(s) which constitute the basis for and could reasonably be expected to result in a claim or dispute under clause (A) or (B) of the immediately preceding sentence. Ionatron has no interest in any pending or potential material claim under the Contract Disputes Act against the U.S. Government or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Bid.

                  (vii) To Ionatron's Knowledge, neither Ionatron nor any of its directors, officers, employees, consultants or agents, is (or for the last three years has been) suspended or debarred or proposed to be suspended or debarred or declared ineligible from doing business with any Government Authority or is the subject of a finding of nonresponsibility or ineligibility for contracting with any Government Authority. To Ionatron's Knowledge, no facts or circumstances exist that would warrant or could reasonably lead to the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of Ionatron or any such director, officer, employee, consultant or agent.

                  (viii) The cost accounting systems with respect to Government Contracts of Ionatron are in compliance in all material respects with all the requirements set forth in, and Legal Requirements governing, such Government Contracts.

                  (ix) It has engaged in no conduct that could lead to the imposition of material liability relating to mischarging, fraud, false claims, false certifications, and the Foreign Corrupt Practices Act of 1977, as amended.


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

                  (x) Ionatron has complied in all material respects with all of its obligations under Government Contracts relating to any government furnished property or similar property or equipment owned by the United States or any contractor.

                  (xi) Ionatron is not in material violation of (A) any laws, directives, or regulations relating to security clearances of the protection of classified information; (B) its security agreements relating thereto; or (C) any laws, directives, or regulations relating to export controls.

                  (xii) For the purposes of this Agreement, (i) the term "Government Bid" shall mean any written quotations, bids or proposals that, if accepted, would bind any Person to perform the resultant Government Contract to furnish products or services to (A) any Government Authority, (B) any prime contractor of any Government Authority, or (C) any subcontractor, at any tier level, to any contract described in clauses (A) or (B) above; (ii) the term "Government Contract" shall mean a written, mutually binding legal relationship with (A) any Government Authority, (B) any prime contractor of any Government Authority, or (C) any subcontractor, at any tier level, to any contract described in clauses (A) or (B) above which obligates any Person to furnish products or services to a Government Authority, to which Ionatron is a party on or as of the Closing Date; and (iii) the term "Government Authority" shall mean the U.S. Government and any and all agencies, commissions, branches, instrumentalities and departments thereof.

                  (xiii) Schedule 3.9(b) sets forth a list and description of each final audit, inspection or investigation, or in the absence thereof, a draft thereof, received by Ionatron and performed by or for any prime or higher-tiered contractor or subcontractor, or Government Authority, including the Defense Contract Audit Agency, the Defense Contract Management Command, the Defense Contract Administration Service Management Area, the Defense Criminal Investigative Service, any government agencies under the supervision of the Secretary of Defense, any investigative agency, the Defense Security Service, any Inspector General, the Department of Justice, the Department of State, or the General Accounting Office (other than routine audits by resident auditors, none of which is material to the business of Ionatron). Schedule 3.9(b) also briefly describes the current status of such matters.

                  (xiv) Schedule 3.9(b) sets forth a list and description of each settlement agreement concerning Government Contracts between Ionatron and the U.S. Government which currently has or is expected to have a binding effect on Ionatron after the Closing Date, and under which Ionatron has material unperformed obligations with respect thereto.

      3.10 Intangibles. Schedule 3.10 is a true and complete list of all material Intangibles owned or used by Ionatron in its business and operations as now conducted. Without material exception, Ionatron owns or has the right to use all Intangibles required for the conduct of Ionatron's business and operations as now intended. Ionatron has provided or made available to the USHG Parties correct and complete copies of all documents establishing or evidencing the Intangibles listed on Schedule 3.10, and evidencing ownership or the right to use same, except to the extent prohibited or otherwise restricted by any Governmental Authorization, Government Contract, Governmental Body or Legal Requirement. Ionatron is the sole owner of or has the lawful right to use the Intangibles. Except as set forth on Schedule 3.10, (a) Ionatron has not


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

received any notice or demand alleging that it is infringing upon or otherwise acting adversely to any trademarks, service marks, trade names, service names, copyrights, patents, patent applications, know-how, methods, processes or other intellectual property of any other Person, and there is no claim, proceeding or action pending or threatened with respect thereto; (b) to Ionatron's Knowledge, no Person is infringing upon Ionatron's rights or ownership interest in the
Intangibles; (c) to Ionatron's Knowledge, Ionatron is not improperly using any trade secrets, or improperly using any confidential information about any of its past or present employees; and (d) to Ionatron's Knowledge, the ownership and use of such Intangibles does not, and will not as a result of the continued operation of the business as presently conducted and presently proposed to be conducted, violate any law, statute, ordinance or regulation, including without limitation those concerning the export or import of the Intangibles from or to any jurisdiction, and none of the Intangibles are subject to any outstanding order, decree, judgment, stipulation or any lien, security interest or other encumbrance whatsoever. With respect to each Intangible license, sublicense, agreement, or permission (a) neither Ionatron nor to its Knowledge, the other party(ies) to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (b) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof; and
(c) with respect to each sublicense, the representations and warranties set forth in subsections (a) and (b) above are true and correct with respect to the underlying license. To Ionatron's Knowledge, no portion of any Intangible contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routine, code, or program or hardware component that permits unauthorized access to or use of or disables or erases software, hardware, or data without the consent of the user, or that is intended or designed to do so.

      3.11 Financial Statements. Ionatron has delivered to USHG preliminary unaudited financial statements, including the balance sheet, statement of income, changes in stockholder's equity and cash flow statements for the year ended December 31, 2003, which financial statements are under audit by BDO Seidman, independent public accountants (the "Financial Statements"). Each of the foregoing Financial Statements (including, in all cases, the notes thereto, if any) (i) was accurate and complete in all material respects as of the date thereof, (ii) fairly presented the financial condition and results of operations of Ionatron set forth therein, and (iii) were prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby. Except as set forth in Schedule 3.11, Ionatron has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise, including, without limitation, any capital commitments) except for liabilities or obligations reflected or reserved against in the Financial Statements and liabilities incurred in the Ordinary Course of Business since the dates thereof. No off-balance sheet transactions exist in which Ionatron is a party.

      3.12  Tax Matters.

            (a) Ionatron has filed all Tax Returns required to be filed. All such Tax Returns were correct and complete and have been prepared in compliance in all material respects with all applicable laws and regulations. All Taxes owed by Ionatron (whether or not shown on any Tax Return) have been paid. Ionatron currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental

Body in a jurisdiction where Ionatron does not file Tax Returns that it may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets of Ionatron that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) Ionatron has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person for whom Taxes are required to be withheld and paid for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

            (c) No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to Ionatron. Neither Ionatron nor any director or officer (or employee responsible for Tax matters) of Ionatron has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where Ionatron has not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review;
(ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against Ionatron.

            (d) Schedule 3.12 (i) lists all federal, state, local and foreign Tax Returns filed with respect to Ionatron for taxable periods ending on or after December 31, 2002; (ii) indicates those Tax Returns that have been audited; and (iii) indicates those Tax Returns that currently are the subject of an audit. Correct and complete copies of all material federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, Ionatron filed or issued since its inception have been provided to USHG;

            (e) Ionatron has not (i) waived any statute of limitations in respect of any Tax which has continuing effect or (ii) agreed to any extension of time with respect to a Tax assessment or deficiency which has not expired;

            (f) The unpaid Taxes of Ionatron did not, as of December 31, 2003, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Financial Statements and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of Ionatron in filing its Tax Returns. Since its inception, Ionatron has not incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (g) Ionatron has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

            (h) Ionatron (i) is not and has not been a party to any Tax allocation or sharing agreement or (ii) has not been a member of an Affiliated Group (as defined in Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is Ionatron) or has a liability for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (i) Ionatron has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (j) There is no contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in
Section 162(m) of the Code.

            (k) Ionatron has not been the "distributing corporation" (within the meaning of Section 355(a)(1) of the Code) nor the "controlled corporation" (within the meaning of Section 355(a)(1) of the Code) within the two-year period ending as of the date of this Agreement.

            (l) Ionatron has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. Ionatron has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

            (m) Except as provided for on Schedule 3.12, Ionatron will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in accounting method for a taxable period ending on or prior to the Closing Date under Section 481(a) of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

            (n) From its inception through December 31, 2003, Ionatron was a Subchapter S corporation within the meaning of Sections 1361 and 1362 of the Code and any comparable and applicable provision of income tax law of each state and local jurisdiction listed on Schedule 3.12.

      3.13 Insurance. Ionatron maintains insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Ionatron (taking into account the cost and availability of such insurance).
Schedule 3.13 sets forth a complete listing of all insurance maintained by Ionatron (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

      3.14 Personnel and Employee Benefits.

            (a) Employees and Compensation. Schedule 3.14 contains a true and complete list of all employees employed by Ionatron as of the date hereof.
Schedule 3.14 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by Ionatron, including, with respect to the employees any:

                  (i) "Employee welfare benefit plan," as defined in Section 3(1) of ERISA (a "Welfare Plan");

                  (ii) "Multiemployer pension plan," as defined in Section 3(37) of ERISA (a "Multiemployer Plan" and, together with the Welfare Plans, the "Benefit Plans");

                  (iii) "Employee pension benefit plan," as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) (a "Pension Plan");

                  (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

                  (v)  Employment,   severance,   or  other  similar   contract,
arrangement, or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, or retirement benefits or arrangement for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights, stock purchases, or other forms of incentive compensation or post-retirement insurance, compensation, or benefits that is not a Welfare Plan, Pension Plan, or Multiemployer Plan, (collectively, "Benefit Arrangements").

            (b) Pension Plans. Ionatron does not sponsor, maintain, or contribute to any Pension Plan other than any Pension Plan listed on Schedule
3.14. Each Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

            (c) Welfare Plans. Each Welfare Plan complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Ionatron does not sponsor, maintain, or contribute to any Welfare Plan that provides health or death benefits to former employees of Ionatron other than as required by Section 4980B of the Code or other applicable laws.

            (d) Benefit Arrangements. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Ionatron is not a party to written contract prohibiting the termination of any employee.

            (e) Multiemployer Plans. Except as disclosed in Schedule 3.14, Ionatron has not at any time been a participant in any Multiemployer Plan.

            (f)   Delivery   of  Copies   of   Relevant   Documents   and  Other
Information. Ionatron has delivered or made available to USHG true and complete copies of each of the following documents:

                  (i) Each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

                  (ii) Each Benefit Arrangement and written descriptions thereof that have been distributed to Employees and complete descriptions of any Benefit Arrangement that is not in writing.

            (g) Labor Relations. Except as set forth in Schedule 3.14(g), Ionatron is not a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. Except as set forth in
Schedule 3.14(g), with respect to the employees, Ionatron has complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that Ionatron has failed to comply with any such laws, rules, or regulations. No proceedings are pending or overtly threatened between Ionatron, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 3.14(g), there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of Ionatron or to request a National Labor Relations Board certification election with respect to any employees.

      3.15  Legal Actions and Orders.

            (a) Except as disclosed on Schedule 3.15(a), there is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending or overtly threatened, against Ionatron or relating to the assets used by Ionatron, or the business or operations of Ionatron, nor does Ionatron have Knowledge of any basis for the same.

            (b) There is no Order to which Ionatron or the assets owned or used by Ionatron or any of its Subsidiaries, or to which Ionatron's business or operations, is subject.

            (c) No officer or director or, to Ionatron's Knowledge, agent, or employee of Ionatron is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of Ionatron.

      3.16  Environmental Compliance.

            (a) Except as disclosed on Schedule 3.16: (i) none of Ionatron's Tangible Personal Property, nor, to Ionatron's Knowledge, its leased premises contains (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; and
(ii) to Ionatron's Knowledge, all of the Leased Property Interests are in compliance with applicable Environmental Laws.

            (b) Ionatron has obtained any Governmental Authorizations that are required under all Environmental Laws, and has no liability, contingent or otherwise, under or arising from any violation by Ionatron or any third party, of any Environmental Law.

      3.17 Compliance with Legal Requirements. Except as set forth in Schedule 3.17:

            (a) Ionatron is, and at all times has been, in compliance with each material Legal Requirement including Environmental Law that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

            (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by Ionatron of, or a failure on the part of Ionatron to comply with, any material Legal Requirement, or (ii) may give rise under any Legal Requirement to any material obligation on the part of Ionatron to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (c) Ionatron has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of Ionatron under any Legal Requirement to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      3.18  Conduct  of  Business  in  Ordinary  Course.  Except as set forth in
Schedule 3.18, since December 31, 2003 and through the date hereof, there has not been any Material Adverse Effect involving Ionatron. Without limiting the generality hereof, since that date, Ionatron has not:

            (a) made any material sale, assignment, lease, or other transfer of assets other than in the Ordinary Course of Business with suitable replacements being obtained therefor;

            (b) canceled any debts owed to or claims held by Ionatron outside the Ordinary Course of Business;

            (c)   made any changes in Ionatron's accounting practices;

            (d) suffered any material write-down of the value of any assets or any write-off as uncollectable of any of its accounts receivable;

            (e) transferred or granted any right under, or entered into any settlement regarding the breach or infringement of, any license, patent, copyright, trademark, trade name, franchise, or similar right, or modified any existing right;

            (f) imposed any security interest upon any of its assets, tangible or intangible;

            (g) made any capital expenditures outside the Ordinary Course of Business;

            (h) made any capital investment in or any loan to any other Person outside the Ordinary Course of Business;

            (i) created, incurred, assumed, or guaranteed more than $20,000.00 in aggregate indebtedness for borrowed money in capitalized lease obligations;

            (j) made any or authorized any change to its Certificate of Incorporation or Bylaws;

            (k) issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

            (l) declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

            (m) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

            (n) made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

            (o) granted any increase in the base compensation of or made any other change of employment terms for any of its officers, directors or employees outside the Ordinary Course of Business;

            (p) made or changed any Tax election or taken any other action with respect to Taxes not in the Ordinary Course of Business and consistent with past practices; or

            (q)   committed to do any of the foregoing.

      3.19 Insolvency Proceedings. Ionatron is not, and its assets and properties are not, the subject of any pending or overtly threatened insolvency proceedings of any character, including, without limitation, bankruptcy, receivership, reorganization, or composition with creditors, voluntary or involuntary. Ionatron has not made an assignment for the benefit of creditors or taken any action in contemplation of or which would constitute a valid basis for the institution of any such insolvency proceedings.

      3.20 Accounts Receivable. The accounts receivable shown in the Ionatron's Financial Statements arose in the ordinary course of business and represented, as of the date of the Financial Statements, bona fide claims against debtors for services, licenses and other charges. All accounts receivable of Ionatron arising after the date of the Financial Statements through the date of this Agreement arose in the ordinary course of business and, as of the date of this Agreement, and except as set forth on Schedule 3.20, are not subject to any discount, contingency, claim of off-set or recoupment or counterclaim. The amount carried for allowances, including, without limitation, markdowns, price protection, bad debt allowance and reserves, disclosed in the Financial Statements is, to Ionatron's Knowledge, as of the date of this Agreement sufficient to provide for any losses which may be sustained on realization of the accounts receivable shown in the Financial Statements.

      3.21  Customers and Suppliers; Loss of Business.

            (a) Schedule 3.21 accurately identifies, and provides an accurate and complete breakdown of the revenues, amounts paid to or the value of goods received from, as applicable (i) each customer of Ionatron that, since Ionatron's inception, individually accounted for more than $50,000 of aggregate consolidated gross revenues of Ionatron, and (ii) each supplier of Ionatron that received, purchase or other orders from Ionatron in an aggregate amount in excess of $50,000 of supplies, merchandise and other goods and services ordered by Ionatron.

            (b) Ionatron has no Knowledge that the transactions contemplated by this Agreement will result in any loss of business or reduction in volume with any of the present suppliers or customers of Ionatron. There exists no actual or, overtly threatened, termination, cancellation or limitation of, or any adverse modification or change in, the business relationship between Ionatron and any material supplier or customer of Ionatron.

      3.22 Relationships with Related Persons. No Related Person of Ionatron has, or has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Ionatron's business. Except as set forth in Schedule 3.22, no Related Person of Ionatron is, or has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a financial interest in any transaction with Ionatron other than business dealings or transactions conducted in the Ordinary Course of Business with Ionatron at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with Ionatron with respect to any line of the products or services of Ionatron (a "Competing Business") in any market presently served by Ionatron except for ownership of less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.22, no Related Person of Ionatron is a party to any Contract with, or has any claim or right against, Ionatron.

      3.23 Brokers or Finders. Except as set forth in Schedule 3.23, neither Ionatron, nor the Ionatron Stockholders, nor any director, officer, agent or employee of Ionatron, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

      3.24 Disclosure. No representation or warranty of Ionatron or the Ionatron Stockholders in this Agreement and no statement in the Schedules omit to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      3.25 Due Diligence. Except as provided in Schedule 3.25, Ionatron has provided to USHG, Blank Rome LLP, counsel to USHG, or to USHG's authorized representative, all agreements, certificates, correspondence and other items, documents and information requested, except to the extent prohibited or otherwise restricted by any Governmental Authorization, Government Contract or Governmental Body.

      3.26 Investment Intent. Each of the Ionatron Stockholders represents and warrants to USHG as to himself only that:

            (a) He understands that the shares of USHG Common Stock are "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act and that the shares have not been registered under the Securities Act or any other applicable state securities laws ("Other Securities Laws"), and may not be sold, transferred or otherwise disposed of, except if an effective registration statement is then in effect or pursuant to an exemption from registration under said Act and that USHG is under no obligation to register the shares of USHG Common Stock under the Securities Act or Other Securities Laws, and that the USHG is not obligated to take any other action in order to make compliance with an exemption from the registration provisions of the Securities Act or Other Securities Laws available, except that, until Rule 144(k) is available to the Ionatron Stockholders who continue to own any shares of USHG Common Stock which can only be sold or disposed of in accordance with Rule 144, USHG shall comply with the current public information requirements thereunder so that the applicable Ionatron Stockholder will be able to avail himself of Rule 144 in order to sell or dispose of such shares of USHG Common Stock.

            (b) He understands that the certificates representing the shares of USHG Common Stock will bear a restrictive legend thereon substantially as follows:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144 PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS THEY ARE REGISTERED UNDER THE ACT AND ANY APPLICABLE SECURITIES LAWS, OR UNLESS THE REQUEST FOR TRANSFER IS ACCOMPANIED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE ACT AND ANY OTHER SECURITIES LAWS."

            (c) He understands that USHG will direct its transfer agent for the USHG Common Stock to place a stop transfer instruction against the certificates representing the shares of USHG Common Stock and will instruct its transfer agent to refuse to effect any transfer thereof in the absence of a registration statement declared effective by the SEC with respect to the shares of USHG Common Stock or a favorable opinion of counsel, satisfactory to USHG, that such transfer is exempt from registration under the Act and Other Securities Laws.

            (d) He has received copies of the USHG Annual Report on Form 10-K for the year ended June 30, 2003 and the Quarterly Reports on Form 10-Q for the quarters ended September 30 and December 31, 2003 and all other documents that USHG filed with the SEC under Sections 13, 14(a) and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), subsequent to the filing of such Form 10-K, including, in each case, the exhibits thereto; and that he has had the opportunity to review public information concerning USHG, and understands such information.

            (e) He is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and is familiar with the type of risks inherent in the acquisition of securities such as the shares of USHG Common Stock and that, by reason of his knowledge and experience in financial and business matters in general, and investments of this type in particular, he is capable of evaluating the merits and risks of an investment in the shares of USHG Common Stock.

            (f) He is able to bear the economic risk of an investment in the shares of USHG Common Stock, including, without limiting the generality of the foregoing, the risk of losing part or all of his investment in the shares of USHG Common Stock and his possible inability to sell or transfer the shares of USHG Common Stock for an indefinite period of time.

            (g) He is acquiring the shares of USHG Common Stock for his own account and for the purpose of investment and not with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act or any Other Securities Laws, in violation of the Securities Act or any applicable Other Securities Laws.

            (h)   He  acknowledges  that USHG has relied on the  representations
contained   herein  and  that  the  statutory   basis  for  exemption  from  the
requirements of Section 5 of the Securities Act may not be present if, notwithstanding such representations, he is acquiring the shares of USHG Common Stock for resale or distribution upon the occurrence or non-occurrence of some predetermined event.

                                    SECTION 4
                         REPRESENTATIONS AND WARRANTIES
                               OF THE USHG PARTIES

      The USHG Parties, jointly and severally, represent and warrant to Ionatron as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date or time, in which case, such representations and warranties shall be true and complete as of such date or time) as follows:

      4.1 Organization of USHG and Merger Sub. USHG and Merger Sub are each duly organized, validly existing, and in good standing under the laws of the State of Delaware. Each other direct or indirect subsidiary of USHG is duly organized, validly existing, and in good standing under the laws of the state of its formation. USHG and each of its Subsidiaries has the requisite corporate power and authority to own, lease, and operate its properties, to carry on its business where such properties are now owned, leased, or operated and such business is now conducted. USHG and each of its Subsidiaries is qualified to do business as a foreign corporation in the jurisdictions in which the failure to so qualify would have a Material Adverse Effect. Neither USHG nor any of its Subsidiaries is a participant in any joint venture or partnership with any other Person with respect to any part of its operations of its business.

      4.2 Capitalization. The authorized capital stock of USHG consists of 75,000,000 shares of common stock, par value $0.001 per share, of which as of the date hereof 18,001,090 shares are issued and outstanding and 54,772 are held in treasury, and 1,000,000 authorized shares of preferred stock, of which there are no shares outstanding. All of the issued and outstanding shares of USHG Common Stock have been duly authorized, validly issued and are fully paid and nonassessable. Except as described on Schedule 4.2, (a) no shares of USHG Common Stock are held in treasury; (b) there are no other issued or outstanding equity securities of USHG or other securities of USHG convertible or exchangeable at any time into equity securities of USHG; (c) there are no outstanding stock appreciation rights, phantom stock rights, profit participation rights, or other similar rights with respect to any capital stock of USHG. Schedule 4.2 also sets forth all commitments or obligations that would require the issuance or sale of additional shares of capital stock of USHG at any time under any options, subscriptions, warrants, rights, or other obligations to purchase USHG Common Stock. USHG owns the Subsidiaries set forth on Schedule 4.2. Other than Golden West Agri-Products, Inc., all such Subsidiaries are inactive, have no material assets, no liabilities, known or unknown, contingent or otherwise (other than any indemnification obligations set forth in the Easy Gardener Sale Agreement
(as defined below) which are due to expire on October 29, 2004), and no commitments other than immaterial obligations with respect to tax filings, corporate maintenance, and other similar ongoing expenses. USHG has, at all times, been a holding company, and all commercial activities of USHG were conducted by Subsidiaries.

      4.3 Authorization, Validity and Effect of Agreements. USHG and Merger Sub have the requisite corporate power and authority to execute and deliver this Agreement and all agreements and documents contemplated hereby. The consummation by USHG and Merger Sub of the transactions contemplated hereby has been duly authorized by all requisite corporate action. This Agreement constitutes, and all agreements and documents contemplated hereby (when executed and duly delivered pursuant hereto) will constitute, the valid and legally binding obligations of USHG and Merger Sub, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

      4.4 Books and Records. Except as set forth on Schedule 4.4, the minute books, stock record books, and other records of USHG and each of its Subsidiaries, all of which have been made available to Ionatron, are complete and correct in all material respects. The minute books of USHG and its Subsidiaries contain accurate and complete records in all material respects of all meetings held of, and corporate action taken by, the respective stockholders, the respective Board of Directors, and committees of the Board of Directors of USHG and its Subsidiaries, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records shall be in the possession of USHG and delivered to Ionatron's office in Tucson, Arizona.

      4.5 Absence of Conflicting Agreements. As to USHG and its Subsidiaries, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both): (a) do not require the consent of any third party; (b) will not conflict with any provision of the Certificate of Incorporation, By-Laws, or other organizational documents of USHG or any of its Subsidiaries; (c) will not conflict with, result in a breach of, or constitute a default under any applicable Order, Legal Requirement, or ruling of any court or Governmental Body to which USHG or any of its Subsidiaries is subject; (d) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license, or permit to which USHG or any of its Subsidiaries is a party or by which USHG or any of its Subsidiaries or their respective assets are bound; and
(e) will not create any Lien upon any of the assets of USHG or any of its Subsidiaries or any of the USHG Common Stock. Except for the filing of the Certificate of Merger and the Schedule 14f-1 Filing (as hereinafter defined) and a Form D Filing pursuant to Regulation D of the Securities Act, no filing with any Governmental Body or any other third party is required to consummate this Agreement or the transactions contemplated hereby.

      4.6   SEC Filings; Financial Statements.

            (a) Since June 30, 2000, USHG has timely filed all forms, reports and documents required to be filed by USHG with the SEC (collectively, the "USHG SEC Reports"). The USHG SEC Reports (a) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (b) did not at the time they were filed (or if amended or superseded by a subsequent filing, then on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated in such USHG SEC Reports or necessary in order to make the statements in such USHG SEC Reports, in the light of the circumstances under which they were made, not misleading. To the Knowledge of the USHG Parties, there is no information not contained in the USHG SEC Reports which a reasonable investor would consider material in making an investment decision in a similar situation.

            (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the USHG SEC Reports during the last three fiscal years (the "USHG Financial Statements"), complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q or 8-K promulgated by the SEC), were accurate and complete in all material respects and fairly presented the consolidated financial position of USHG as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      4.7 Sale of Operating Assets to Easy Gardener Products, Ltd.; Assets and Liabilities.

            (a) On October 29, 2003, USHG completed the sale of substantially all of the assets of its material operating Subsidiaries to Easy Gardener Products, Ltd. ("Easy Gardener") which included the assignment and assumption of all operational liabilities of its material Subsidiaries and all obligations of USHG under the Trust Preferred Documents, pursuant to that certain Asset Purchase Agreement dated as of December 11, 2002, as amended May 23, 2003 and July 31, 2003, by and between Easy Gardener Products Ltd., EYAS International, Inc., USHG, Ampro Industries, Inc. and Weed Acquisition Corp. (the "Easy Gardener Sale Agreement"). The representations and warranties set forth in the Easy Gardener Sale Agreement were true and correct as of the dates made or deemed to have been made as of the date hereof, and USHG has not received any claim or notice of any intention to make a claim by Easy Gardener of any breach of the representations, warranties or obligations of USHG set forth in the Easy Gardener Sale Agreement.

            (b) As of the date hereof, USHG and its Subsidiaries have only those assets and those liabilities set forth on Schedule 4.7. As of the Closing Date, USHG shall have (i) approximately $10 million in cash (including approximately $57,000 in prepayments made on USHG's D&O insurance policy), (ii) its current director and officer's insurance policy in full force and effect,
(iii) a $1,600,000 Subordinated Promissory Note set forth in Schedule 4.7 including accrued and unpaid interest thereon or the proceeds therefrom, and
(iv) no liabilities, taxes due or any other obligations, contractual, or otherwise, whether or not contingent or known or unknown, other than (A) $500,000 to be paid in partial settlement of the severance pay due to Kassel under that certain Employment Agreement dated as of April 1, 1996 between USHG and Kassel (the "Kassel Employment Agreement") and (B) the obligation to pay the $54,500 annual consulting fee due to Golub Associates, LLC ("Golub") so long as Golub remains a shareholder of USHG, (C) the obligations to Golub and its affiliates pursuant to the agreements set forth on Schedule 4.7, (D) the USHG D&O policy (E) any indemnification obligations of USHG and its Subsidiaries pursuant to the Easy Gardener Sale Agreement and (F) any obligations pursuant to the agreements governing USHG's Derivative Securities (as hereinafter defined) (collectively, the "Permitted Liabilities and Obligations").

            (c) Except as set forth on Schedule 4.7, since October 29, 2003, neither USHG nor any Subsidiaries other than Golden West Agri-Products, Inc. has engaged in any commercial or other business activities.

      4.8   Tax Matters.

            (a) USHG and each of its Subsidiaries has timely filed all Tax Returns required to be filed. All such Tax Returns were correct and complete and have been prepared in compliance in all material respects with all applicable laws and regulations. All Taxes owed by USHG and each of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Neither USHG nor any of its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Body in a jurisdiction where either USHG or any of its Subsidiaries do not file Tax Returns that they may be subject to taxation by that jurisdiction. There are no Liens on any of the Assets of either

USHG or any of its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

            (b) USHG and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person for whom taxes are required to be withheld and paid for all periods for which the statutory period of limitations for the assessment of such Tax has not yet expired and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.

            (c) No foreign, federal, state or local Tax audits or administrative Tax proceedings are pending or being conducted with respect to USHG or any of its Subsidiaries. Neither USHG nor any of its Subsidiaries nor any director or officer (or employee responsible for Tax matters) of USHG or any of its Subsidiaries has received from any foreign, federal, state or local Taxing Authority (including jurisdictions where USHG and its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review; (ii) request for information related to Tax matters; or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against USHG or any of its Subsidiaries.

            (d) Schedule 4.8 (i) lists all federal, state, local and foreign Tax Returns filed with respect to USHG or any of its Subsidiaries for taxable periods ending on or after December 31, 2000; (ii) indicates those Tax Returns that have been audited; and (iii) indicates those Tax Returns that currently are the subject of an audit. Correct and complete copies of all material federal, state, local and foreign income Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, USHG or any of its Subsidiaries filed or issued since December 31, 2000 have been provided to Ionatron.

            (e) Neither USHG nor any of its Subsidiaries have (i) waived any statute of limitations in respect of any Tax which has continuing effect or (ii) agreed to any extension of time with respect to a Tax assessment or deficiency which has not expired;

            (f) The unpaid Taxes of USHG and its Subsidiaries did not, as of December 31, 2003, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the USHG Financial Statements and (ii) do not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of USHG and its Subsidiaries in filing their Tax Returns. Since December 31, 2003, neither USHG nor any of its Subsidiaries have incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the ordinary course of business consistent with past custom and practice.

            (g) USHG and each of its Subsidiaries have disclosed on their federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

            (h) Neither USHG nor any of its Subsidiaries (i) is or has been a party to any Tax allocation or sharing agreement or (ii) has been a member of an Affiliated Group (as defined in Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which is USHG) or has a liability for Taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

            (i) Neither USHG nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

            (j) There is no contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to the payment of any amount that would not be deductible by reason of Section 280G of the Code, or would constitute compensation in excess of the limitations set forth in
Section 162(m) of the Code.

            (k) Neither USHG nor any of its Subsidiaries has been the "distributing corporation" (within the meaning of Section 355(a)(1) of the Code) nor the "controlled corporation" (within the meaning of Section 355(a)(1) of the Code) within the two-year period ending as of the date of this Agreement.

            (l) USHG and each of its Subsidiaries has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which it has participated. USHG and each of its Subsidiaries have retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

            (m) Except as provided for on Schedule 4.8, neither USHG nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in accounting method for a taxable period ending on or prior to the Closing Date under Section 481(a) of the Code (or any corresponding provision of state, local or foreign income Tax law); (ii) "closing agreement" as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law); (iii) installment sale or open transaction disposition made on or prior to the Closing Date; or (iv) prepaid amount received on or prior to the Closing Date.

      4.9 Insurance. USHG and each of its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of USHG (taking into account the cost and availability of such insurance). Schedule 4.9 sets forth a complete listing of all insurance maintained by USHG and any of its Subsidiaries (indicating form of coverage, name of carrier and broker, coverage limits and premium, whether occurrence or claims made, expiration dates, deductibles and all endorsements).

      4.10 Personnel and Employee Benefits.

            (a) Employees and Compensation. Schedule 4.10 contains a true and complete list of all employees employed by USHG or any of its Subsidiaries as of the date hereof. Schedule 4.10 also contains a true and complete list of all employee benefit plans or arrangements covering the officers and employees employed by USHG or any of its Subsidiaries at any time, including, with respect to the employees, any:

                  (i)   Welfare Plan;

                  (ii)  Multiemployer Plans;

                  (iii) Pension Plan;

                  (iv) Employee plan that is maintained in connection with any trust described in Section 501(c)(9) of the Code; and

                  (v) Benefit Arrangements.

            (b) Pension Plans. Neither USHG nor any of its Subsidiaries sponsors, maintains, or contributes to any Pension Plan other than any Pension Plan listed on Schedule 4.10. Each Pension Plan complies currently and has been maintained in substantial compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code.

            (c) Welfare Plans. Each Welfare Plan complies currently and has been maintained in compliance with its terms and, both as to form and in operation, with all requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such plans, including ERISA and the Code. Neither USHG nor any of its Subsidiaries sponsors, maintains, or contributes to any Welfare Plan that provides health or death benefits to former employees of USHG or any of its Subsidiaries other than as required by Section 4980B of the Code or other applicable laws.

            (d) Benefit Arrangements. Each Benefit Arrangement has been maintained in compliance with its terms and with the requirements prescribed by all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement. Neither USHG nor any of its Subsidiaries is a party to written contract prohibiting the termination of any employee.

            (e) Multiemployer Plans. Except as disclosed in Schedule 4.10, neither USHG nor any of its Subsidiaries has at any time been a participant in any Multiemployer Plan.

            (f)   Delivery   of  Copies   of   Relevant   Documents   and  Other
Information. USHG has delivered or made available to Iaonatron true and complete copies of each of the following documents:

                  (i) Each Welfare Plan and Pension Plan (and, if applicable, related trust agreements) and all amendments thereto, and written descriptions thereof that have been distributed to Employees, all annuity contracts or other funding instruments; and

                  (ii)  Each  Benefit   Arrangement  and  written   descriptions
thereof that have been distributed to Employees and complete descriptions of any Benefit Arrangement that is not in writing.

            (g) Prior Employees. Except as set forth in Schedule 4.10, USHG does not have any obligation to any present or former employee of USHG or any of its present or former Subsidiaries, under any Plan or Benefit Arrangement described in Subsections 4.10(a), 4.10(b) or 4.10(c) or for indemnification for any matter or in any other respect.

            (h) Labor Relations. Except as set forth in Schedule 4.10, neither USHG nor any of its Subsidiaries is a party to or subject to any collective bargaining agreement or written or oral employment agreement with any employee. Except as set forth in Schedule 4.10, with respect to the employees, USHG and each of its Subsidiaries have complied in all material respects with all laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and has not received any notice alleging that USHG or any of its Subsidiaries has failed to comply with any such laws, rules, or regulations. No proceedings are pending or overtly threatened between USHG or any of its Subsidiaries, on the one hand, and any employee (singly or collectively), on the other hand. No labor union or other collective bargaining unit represents or claims to represent any of the employees. Except as set forth in Schedule 4.10, there is no union campaign being conducted to solicit cards from any employees to authorize a union to represent any of the employees of USHG or any of its Subsidiaries or to request a National Labor Relations Board certification election with respect to any employees.

      4.11  Legal Actions and Orders.

            (a) Except as disclosed on Schedule 4.11, there is no claim, legal action, counterclaim, suit, arbitration, or other legal or administrative proceeding, or Tax Proceeding pending or overtly threatened, against USHG or any of its Subsidiaries or relating to the assets used by USHG or any of its Subsidiaries, or the business or operations of USHG or any of its Subsidiaries, nor does USHG or any of its Subsidiaries have Knowledge of any basis for the same.

            (b) There is no Order to which USHG or any of its Subsidiaries or the assets owned or used by USHG or any of its Subsidiaries, or to which USHG's or any of its Subsidiaries' business or operations, is subject; and

            (c) No officer or director or, to USHG's Knowledge, agent or employee of USHG or any of its Subsidiaries is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of USHG and its Subsidiaries.

      4.12  Environmental Compliance.

            (a) Except as disclosed on Schedule 4.12: (i) none of the Tangible Personal Property, nor to USHG's Knowledge its leased premises, contains (x) any asbestos, polychlorinated biphenyls or any PCB contaminated oil; (y) any Contaminants; and (ii) to USHG's Knowledge, all of such Leased Real Property Interests were through October 29, 2003 and, if still in force against USHG, through the date hereof, in compliance with applicable Environmental Laws.

            (b) USHG and each of its Subsidiaries have obtained all Governmental Authorizations that are required under all Environmental Laws, and USHG has no liability, contingent or otherwise, under or arising from any violation by USHG, any of its Subsidiaries or any third party, of any Environmental Law.

      4.13 Compliance with Legal Requirements. Except as set forth in Schedule 4.13:

            (a)   USHG and each of its  Subsidiaries  are, and at all times have been, in compliance with each material Legal Requirement, including Environmental Laws that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

            (b) No event has occurred or circumstance exists that (with or without notice or lapse of time) (i) may constitute or result in a violation by USHG or any of its Subsidiaries of, or a failure on the part of USHG or any of its Subsidiaries to comply with, any material Legal Requirement, or (ii) may give rise under any Legal Requirement to any material obligation on the part of USHG or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

            (c) neither USHG nor any of its Subsidiaries has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or
(ii) any actual, alleged, possible, or potential obligation on the part of USHG or any of its Subsidiaries under any Legal Requirement to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

      4.14 Stock Issuable in Merger. The Merger Consideration, when issued, will be duly authorized and validly issued, fully paid and non-assessable, will be delivered hereunder free and clear of any liens, adverse claims, security interests, pledges, mortgages, charges and encumbrances of any nature whatsoever, except that the Merger Consideration shall not be registered under the Securities Act or any state securities law and will be "restricted securities", as such term is defined in the rules and regulations of the SEC promulgated under the Securities Act, and will be subject to restrictions on transfers pursuant to such rules and regulations. USHG has reserved an adequate number of shares of USHG Common Stock to enable it to issue the Merger Consideration.

      4.15 Brokers or Finders. Except as set forth in Schedule 4.15, neither USHG nor any of its Subsidiaries, nor any director, officer, agent or employee thereof, has employed any broker or finder or has incurred or will incur any broker's, finder's or similar fees, commissions or expenses, in each case in connection with the transactions contemplated by this Agreement.

      4.16 Disclosure. No representation or warranty of USHG in this Agreement and no statement in the Schedules omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

      4.17  Due  Diligence.  USHG  has  provided  to  Ionatron  all  agreements,
certificates,   correspondence  and  other  items,   documents  and  information
requested.

                                    SECTION 5
                                    COVENANTS

      5.1 Procedure for Exchange. Immediately after the Effective Time, USHG shall make appropriate provision for issuance of certificates representing the Merger Consideration against surrender of the Ionatron Common Stock.

      5.2 Conduct of Ionatron's Business Prior to Closing. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, Ionatron shall conduct its business in the Ordinary Course of Business. Without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by USHG, during the period set forth in the preceding sentence, Ionatron shall act as follows:

            (a)   Ionatron   shall  not  adopt  any  change  in  any  method  of
accounting or accounting practice, except as contemplated or required by GAAP;

            (b) Ionatron shall not amend its Certificate of Incorporation or Bylaws;

            (c) subject to the fiduciary obligations of its board of directors, Ionatron shall not merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity

            (d) except for the disposition of obsolete equipment in the Ordinary Course of Business, Ionatron shall not sell, mortgage, pledge, or otherwise dispose of any assets or properties owned, leased, or used in the operation of its business;

            (e) Ionatron shall not authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock;

            (f) Ionatron shall not incur, or agree to incur, any debt for borrowed money;

            (g) Ionatron shall not change its historic practices concerning the payment of accounts payable;

            (h) except in the Ordinary Course of Business, Ionatron shall not take any action, or fail to take action, to cause its liabilities to increase;

            (i) Ionatron shall not declare, issue, or otherwise approve the payment of dividends of any kind in respect of its capital stock or redeem, purchase, or acquire any of its capital stock;

            (j) Ionatron shall not terminate the existing insurance policies on the assets of its business or other policies providing substantially similar coverages;

            (k) except in the Ordinary Course of Business or as otherwise contemplated by this Agreement, Ionatron shall not permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any Welfare Plan, Pension Plan, Benefit Plan or Benefit Arrangement;

            (l) except in the Ordinary Course of Business, Ionatron shall not enter into or renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on Ionatron after Closing;

            (m) Ionatron shall not enter into any transactions with any Affiliate that will be binding upon Ionatron following the Closing Date;

            (n) Ionatron shall maintain its material assets or replacements thereof in good operating condition and adequate repair, normal wear and tear excepted;

            (o) Ionatron shall not make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of Ionatron;

            (p)   Ionatron shall file all Tax Returns when due; and

            (q) Ionatron shall preserve its business and assets and use its best efforts to keep available its present employees and to preserve present relationships with their customers, employees, and others having business relations with it.

      5.3 Conduct of USHG's Business Prior to Closing. Except as otherwise contemplated by this Agreement, from the date hereof through the earlier of the termination of this Agreement or the Effective Time, neither USHG nor any of its Subsidiaries other than Golden West Agri-Products, Inc. shall conduct any business. In addition, without limiting the generality of the foregoing, except as contemplated by this Agreement or as consented to by Ionatron, during the period set forth in the preceding sentence, USHG and its Subsidiaries shall act as follows:

            (a)   neither  USHG  nor any of its  Subsidiaries  shall  adopt  any
change  in  any  method  of  accounting  or  accounting   practice,   except  as
contemplated or required by GAAP;

            (b) neither USHG nor any of its Subsidiaries shall amend its Certificate of Incorporation or Bylaws;

            (c) subject to the fiduciary obligations of its board of directors, neither USHG nor any of its Subsidiaries shall merge or consolidate with, or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or otherwise acquire, any other business entity;

            (d) except for up to 135,000 shares of USHG Common Stock issuable to David Harper as severance compensation upon termination from USHG prior to the Closing Date and except as otherwise set forth in this Agreement, neither USHG nor any of its Subsidiaries shall authorize for issuance, issue, or sell any additional shares of its capital stock or issue any securities or obligations convertible or exchangeable into shares of its capital stock or issue or grant any option, warrant, or other right to purchase any shares of its capital stock;

            (e) neither USHG nor any of its Subsidiaries shall incur, or agree to incur, any debt for borrowed money;

            (f) neither USHG nor any of its Subsidiaries shall declare, issue, or otherwise approve the payment of dividends of any kind in respect of its capital stock or redeem, purchase, or acquire any of its capital stock;

            (g) USHG and its Subsidiaries shall not terminate the existing director's and officer's insurance policy or any other insurance policy Ionatron notifies USHG to maintain in effect;

            (h) except in the Ordinary Course of Business of Golden West Agri-Products, Inc. or except as otherwise contemplated by this Agreement, neither USHG nor any of its Subsidiaries shall permit any increases in the compensation of any of its employees except as required by law or existing contract or agreement or enter into or amend any Welfare Plan, Pension Plan, Benefit Plan or Benefit Arrangement;

            (i) except as contemplated by this Agreement and in the Ordinary Course of Business as regards only Golden West Agri-Products, Inc., neither USHG nor any of its Subsidiaries shall enter into, amend, renew, extend or terminate, or waive any Contract, or incur any obligation that will be binding on USHG or any such Subsidiary;

            (j) except as contemplated by this Agreement, neither USHG nor any of its Subsidiaries shall enter into any transactions, including any with any Affiliate that will be binding upon USHG or any of its Subsidiaries following the Closing Date;

            (k) USHG and its Subsidiaries shall maintain their respective assets and records in good condition;

            (l) neither USHG nor any of its Subsidiaries shall make or change any Tax election, amend any Tax Return, or take or omit to take any other action not in the Ordinary Course of Business that would have the effect of increasing any Taxes of USHG or any of its Subsidiaries or which would prevent or impede the merger from qualifying as a tax-free reorganization; and

            (m) USHG and each of its Subsidiaries shall file all Tax Returns when due to the extent such Tax Returns are due prior to the Closing Date.

      5.4   Access to Information.

            (a) From and after the date of this Agreement until the Closing Date, Ionatron shall, subject to any limitations imposed by any Governmental Authorization, Governmental Body, Government Contract or Government Bid (i) give the USHG Parties and the USHG Parties' employees, accountants and counsel (subject to agreements by such persons to use and treat Confidential Information described in Subsection 5.4(c) subject to the restrictions set forth in Subsection 5.4(c)), full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of Ionatron to perform its due diligence review of Ionatron; (ii) provide the USHG Parties with all financial information of Ionatron that is distributed to the officers and directors of Ionatron, including, but not limited to, the monthly internal financial statements prepared by Ionatron promptly upon distribution of such information to the officers and directors of Ionatron; and (iii) provide copies of such information concerning Ionatron as the USHG Parties may reasonably request.

            (b) From and after the date of this Agreement until the Closing Date, USHG shall (i) give Ionatron, the Ionatron Stockholders and their employees, accountants and counsel full and complete access upon reasonable notice during normal business hours, to all officers, employees, offices, properties, agreements, records and affairs of USHG and its Subsidiaries to perform its due diligence review of USHG and its Subsidiaries; (ii) provide Ionatron with all financial information of USHG and its Subsidiaries that is distributed to the officers and directors of USHG, including, but not limited to, the monthly internal financial statements prepared by USHG promptly upon distribution of such information to the officers and directors of USHG; and
(iii) provide copies of such information concerning USHG and its Subsidiaries as Ionatron may reasonably request.

            (c) All confidential information of a party to which the other party obtains pursuant to this Section 5.4 shall deemed "Confidential Information" pursuant to that certain Mutual Confidentiality Agreement dated February 13, 2004 by and between USHG and Ionatron (the "Confidentiality Agreement").

      5.5 Merger Consideration Adjustment. If as of the Closing Date it is determined that USHG has cash less than $9.5 million, net of all outstanding liabilities except the Permitted Liabilities and Obligations, the Merger Consideration shall be adjusted so that the Ionatron Stockholders shall receive, pro rata to the deficit, a greater percentage of the issued and outstanding shares of USHG (on a fully diluted basis). Such percentage shall be determined by subtracting from 100% the number that is determined by the following ratio:
$9.5 million over 35% equals the actual USHG cash at closing (as the numerator), over "X" (as the denominator), where "X" shall be the aggregate percentage not issued to the Ionatron Stockholders pursuant to Section 2.1(f).

      5.6   Kassel Termination; Kassel Closing Shares.

            (a) At the Effective Time, the Kassel Employment Agreement shall be terminated and Kassel shall resign all of his positions as a director and officer of USHG and all of its Subsidiaries. In lieu of and in satisfaction of the substantial cash severance package payable to Kassel upon the early termination of the Kassel Employment Agreement, Kassel hereby agrees to accept
(i) $500,000, payable in immediately available funds (the "Kassel Cash Severance"), at the Effective Time, (ii) 750,000 shares of USHG Common Stock (the "Kassel Closing Shares"), (iii) the cancellation and foregiveness of loans to Kassel by USHG in the principal amount of $487,000, plus interest accrued through the Closing Date.

            (b) Commencing at the Effective Time, Howard and/or his assignee(s) shall have the right to purchase all, but not less than all, of the Kassel Closing Shares for a period of six (6) months following the Effective Time (the "Howard Option Period") at a purchase price of $500,000 (the "Howard Option"). If the Howard Option is not exercised prior to the expiration of the Howard Option Period, then, for a period of five business days following the expiration of the Howard Option Period, Kassel shall have the right to sell, and Howard shall have the obligation to purchase or caused to be purchased, all, but not less than all, of the Kassel Closing Shares at a purchase price of $500,000.

      5.7 Resignation of Employees; Appointment of Directors and Officers. At the Effective Time, USHG shall cause all of its employees and the employees of its Subsidiaries other than Golden West Agri-Products, Inc., and the officers and directors of USHG to resign so as to effectuate the election of Robert Howard, Thomas C. Dearmin, David Hurley, George Farley and James Harlan (collectively, the "New Board") to fill the vacancies resulting from such resignations, to hold office in accordance with applicable law, the Certificate of Incorporation and By-Laws of USHG until resignation, removal or replacement. Robert Howard, Thomas C. Dearmin, Stephen William McCahon and Joseph C. Hayden and such other officers as are designated by the New Board shall, at the Effective Time, be duly nominated and appointed as Chairman of the Board and Secretary; President, Chief Executive Officer, Chief Financial Officer,
Treasurer and Assistant Secretary; Vice President of Engineering; and Vice President of Business Development, respectively, in each case to serve at the pleasure of the New Board in accordance with applicable law, the Certificate of Incorporation and By-Laws of USHG until resignation, removal or replacement. Each resigning employee, officer and director shall execute a release of all claims and future rights against USHG, except as relates to option or warrant agreements which are intended to continue after the Closing and benefits available under director and officer liability insurance.

      5.8 USHG Derivative Securities. All issued and outstanding options, warrants, or other rights, contracts or commitments to purchase or obtain (including upon conversion, exchange, or exercise) any of USHG's capital stock (collectively, "Derivative Securities") shall remain in full force and effect, notwithstanding any provisions under the respective agreements or plan governing such derivative securities which call for their termination upon termination of any employee, officer or director relationship with USHG; provided however, that prior to the Effective Time, with the exception of the warrants set forth on
Schedule 4.7, all of the agreements governing such USHG's Derivative Securities will be amended to provide (i) they are fully vested, and (ii) that they will expire on the fifth anniversary of the Effective Date and (iii) that they will be exercisable on a "cashless basis."

      5.9 Sale of Golden West Agri-Products, Inc. The parties hereto shall negotiate in good faith for the sale of all of the stock of Golden West Agri-Products, Inc., a Subsidiary of USHG, to Kassel, for a purchase price consistent with the Valuation Analysis (as hereinafter defined) (the "Golden West Sale"). The Golden West Sale shall close simultaneously with the Closing and the cash proceeds of such sale shall be included for the purposes of calculating USHG's cash at Closing.

      5.10 Partial Conversion and Repayment of Howard Note. On or prior to Closing (i) Howard shall convert $2 million of the total amount owed to Howard by Ionatron pursuant to that certain Convertible Promissory Note dated March 15, 2003, of Ionatron in favor of Howard (the "Howard Note"), in the principal amount of $5.1 million into Ionatron Common Stock (without increasing the Merger Consideration) and (ii) Ionatron may repay $300,000 of the principal amount of the Howard Note.

      5.11 Amendment to Howard Note. On or prior to the Closing Date, the Howard Note shall be amended to (i) remove its convertibility feature so that it is no longer convertible into Ionatron Common Stock, (ii) restrict repayment as provided in Section 5.12, (iii) reduce the revolving credit amount thereunder to $3 million and (iv) provide that interest payable thereunder shall be made on a quarterly basis.

      5.12 Restrictions on Payments under Howard Note. From and after the Closing Date, no repayment of principal shall be made under the Howard Note or any other loan from Howard to Ionatron or USHG if and to the extent and only for so long as such payment would, in the judgment of the Board of Directors of USHG
(i) impair the ability of the Surviving Corporation or USHG to operate their respective businesses, (ii) cause the Surviving Corporation or USHG to borrow funds to be used for working capital or (iii) in the event USHG Common Stock is trading on the Nasdaq National Market System or the NASDAQ SmallCap System, such payment would cause, or be reasonably likely to cause, the USHG Common Stock to no longer qualify for trading on such system or exchange or would otherwise impair or adversely impact such listing.

      5.13 Termination of all USHG Obligations and Release of all USHG Liabilities. Prior to the Closing, USHG shall take all actions necessary to terminate all of USHG's contractual obligations and to obtain the release of USHG and all of its Subsidiaries other than Golden West Agri-Products, Inc. from all their respective liabilities, with the exception of the Permitted Liabilities and Obligations.

      5.14 Indemnification and Insurance. Following the Closing Date, USHG shall (i) indemnify the former members of its Board of Directors to the fullest extent provided by USHG's Certificate of Incorporation, Bylaws and Section 145 of Delaware General Corporation Law, (ii) shall use its best efforts to list such former directors as additionally insured parties on USHG's D&O insurance policy and (iii) during all periods of time during which the Representatives (as defined in Section 9.4) have obligations under this Agreement, use its best efforts to name such Representatives as additional insured parties under USHG's D&O insurance policy or any other insurance policy of USHG; provided, however, USHG shall not be required to incur any additional expense with respect to complying with items (ii) and (iii).

      5.15 Consummation of Transaction. Each of the parties hereto hereby agrees to use its commercially reasonable efforts to cause all conditions precedent to its obligations (and to the obligations of the other parties hereto to consummate the transactions contemplated hereby) to be satisfied, including, but not limited to, using all commercially reasonable efforts to obtain all required (if so required by this Agreement) consents, waivers, amendments, modifications, approvals, authorizations, novations and licenses; provided, however, that nothing herein contained shall be deemed to modify any of the absolute obligations imposed upon any of the parties hereto under this Agreement or any agreement executed and delivered pursuant hereto.

      5.16  Cooperation/Further Assurances.

            (a) Each of the parties hereto hereby agrees to fully cooperate with the other parties hereto in preparing and filing any notices, applications, reports and other instruments and documents which are required by, or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, in respect of, any Legal Requirement in connection with the transactions contemplated by this Agreement.

            (b) Each of the parties hereto hereby further agrees to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents as may be required by this Agreement and such parties, or their respective legal counsel may reasonably require in order to document and carry out the transactions contemplated by this Agreement.

      5.17 Notice of Developments. Each of the parties hereto shall give prompt written notice to the other Parties of any material adverse development causing a breach of any of its own representations and warranties in Section 3, and
Section 4 above. No disclosure by any Party pursuant to this Section 5.17, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

      5.18 Shareholder Questionnaires; Schedule 14f-1 Filing. USHG has caused to be filed a Schedule 14f-1 with respect to the Ionatron Stockholders pursuant to Rule 14f-1 of the Exchange Act (the "Schedule 14f-1 Filing"). Each Ionatron Stockholder has provided USHG with a completed Shareholder Questionnaire, in a form reasonably acceptable to USHG, providing the information necessary to complete the Schedule 14f-1 Filing.

                                    SECTION 6
                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

      6.1 Conditions to Obligations of the USHG Parties. All obligations of the USHG Parties to consummate the Merger and the other transactions contemplated by this Agreement are subject, at the USHG Parties' option, to the fulfillment or waiver prior to or at the Closing Date of each of the following conditions:

            (a) Representations and Warranties. All representations and warranties of Ionatron contained in this Agreement shall be true and complete at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

            (b) Covenants and Conditions. Ionatron and the Ionatron Stockholders shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

            (c) No Litigation. No action, suit or proceeding against Ionatron relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

            (d) Cancellation of Kassel Indebtedness to USHG. As a result of Kassel's agreement to substantially reduce the compensation payable to him upon the early termination of the Kassel Employment Agreement and subject to all applicable legal requirements, prior to the Closing, USHG shall have canceled and forgiven the loans to Kassel in the aggregate principal amount of $487,000, plus interest accrued through the Closing Date.

            (e) Fairness Opinion; Valuation. USHG shall have received (i) an opinion of Roth Capital Partners, LLC to the effect that, as of the date of such opinion, the issuance of the Merger Consideration is fair to USHG and its stockholders from a financial point of view, a copy of which opinion shall have been delivered to Ionatron, and (ii) a valuation analysis of Golden West Agri-Products, Inc. by ISI Capital Capital Partners, LLC, a copy of which shall have been delivered to Ionatron (the "Valuation Analysis").

            (f) Ionatron Employee Stock Options, Warrants and Other Rights.The stock option plans of Ionatron, if any, shall have been terminated. Any warrant and every other call, subscription or right to acquire Ionatron Common Stock or other securities of Ionatron shall have been cancelled and extinguished.

            (g) Golden West Sale. The Golden West Sale shall have been consummated.

            (h) Consents and Approvals. All required consents and approvals hereunder shall have been received and the transactions contemplated by this Agreement shall have been approved unanimously by the Ionatron Stockholders.

            (i) Due Diligence Review. USHG shall be satisfied with its due diligence review of Ionatron as conducted in accordance with the provisions of
Section 5.4.

            (j) Financial Statements. Ionatron shall have delivered to the USHG Parties its Audited Financial Statements for the fiscal year ended December 31, 2003.

            (k) Schedule 14f-1 Filing. USHG shall have filed and mailed to USHG Stockholders the Schedule 14f-1 Filing with the SEC not less than ten days prior to the Closing.

            (l) Opinion of Counsel. Receipt of an opinion dated the Closing Date from Goodkind Labaton Rudoff & Sucharow LLP in a form acceptable to USHG and USHG's counsel.

      6.2 Conditions to Obligations of Ionatron. All obligations of Ionatron to consummate the Merger and the other transactions contemplated by this Agreement, are subject, at Ionatron's option, to the fulfillment or waiver prior to or at the Closing Date of each of the following conditions:

            (a) Representations and Warranties. All representations and warranties of the USHG Parties contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date as though made at and as of that time (except for representations and warranties that speak as of a specific date or time which need only be true and complete as of such date or time).

            (b) Covenants and Conditions. The USHG Parties shall have performed and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

            (c) No Litigation. No action, suit or proceeding against any of the USHG Parties relating to the consummation of any of the transactions contemplated by this Agreement or any governmental action seeking to delay or enjoin any such transactions shall be pending or threatened.

            (d) Assumption of Obligations by Kassel. Prior to the Closing, Kassel shall have assumed (i) his current car lease agreement, and (ii) the Lease for USHG's telephone system (the "Telephone Lease"). Kassel shall not have any personal liability with respect to any liabilities or obligations of the USHG Parties with the exception of the liabilities assumed pursuant to this
Section 6.2(d).

            (e) Satisfaction of Other Liabilities. USHG shall have terminated all of its contractual obligations and shall have obtained the release of USHG and all of its Subsidiaries other than Golden West Agri-Products, Inc. from all of their respective liabilities, with the exception of the Permitted Liabilities and Obligations.

            (f) Consents and Approvals. Any required consents and approvals hereunder shall have been received, and the transactions contemplated by this Agreement shall have been approved unanimously by the Ionatron Stockholders.

            (g) Due Diligence Review. Ionatron shall be satisfied with its due diligence review of USHG as conducted in accordance with the provisions of
Section 5.4.

            (h) Opinions of Counsel. Receipt of an opinion dated the Closing Date from Richards Layton & Finger, which shall opine that USHG has no obligations under the First Trust Agreement and no further obligations under the Second Trust Agreement and an opinion of Blank Rome LLP dated the Closing Date, which shall opine (i) that USHG shall have no obligations under the Indentures and Guarantees, (ii) that the Merger shall qualify as a tax-free reorganization under the Code, and (iii) such other corporate opinions in a form acceptable to Ionatron and Ionatron's counsel.

            (i) Cancellations. The cancellations of Indebtedness and the Golden West Sale referred to in Subsections 6.1(d) and 6.1(f).

            (j) Termination of Kassel and any other Employment Agreement. The Kassel Employment Agreement and any other employment agreement to which USHG or any of its Subsidiaries other than Golden West Agri-Products, Inc. is a party shall have been terminated.

            (k) Resignation of Employees. All current officers, directors and employees of USHG and its subsidiaries, other than Golden West Agri-Products, Inc., shall resign and release USHG from all claims and liabilities except under stock option or warrant agreements intended to continue as provided herein.

            (l) Schedule 14f-1 Filing. USHG shall have filed and mailed to USHG Stockholders the Schedule 14F-1 Filing with the SEC not less than 10 days prior to the Closing.

            (m) Due Diligence Review. Ionatron and the Ionatron Stockholders shall be satisfied with their due diligence review of the USHG Parties.

                                    SECTION 7
                               CLOSING DELIVERIES

      7.1 Deliveries by Ionatron. On the Closing Date, Ionatron shall deliver to the USHG Parties the following, in form and substance reasonably satisfactory to the USHG Parties and their counsel:

            (a) Certificate of Merger. The Certificate of Merger in the form attached hereto as Exhibit A dated the Closing Date and duly executed by the appropriate officers of Ionatron;

            (b) Certificate. A certificate, dated as of the Closing Date, executed by an appropriate officer of Ionatron, certifying to USHG: (i) that the representations and warranties of Ionatron contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date (except for representations and warranties that speak as of a specific date or time, which need only be true and complete as of such date or time) and (ii) that Ionatron has in all material respects performed and complied with all of their respective obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

            (c) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by Ionatron's Secretary (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of Ionatron's Board of Directors and Stockholders, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect, and (ii) providing, as attachments thereto, Ionatron's Certificate of Incorporation and Bylaws, with all amendments;

            (d) Good Standing Certificates. Certificates as to the good standing of Ionatron issued by the Delaware Secretary of State to be dated not more than a reasonable number of days prior to the Closing Date;

            (e)   Stockholders'  Certificates.  Certificates representing all of
the   outstanding   shares  of  Ionatron  Common  Stock  held  by  the  Ionatron
Stockholders  as of the

Closing Date, accompanied by all documents required to effect the surrender of such certificates and evidence that any applicable stock transfer taxes have been paid;

            (f) Howard Note Amendment. The amended Howard Note, duly executed by Ionatron and Howard and;

            (g) Other Documents. Such other documents as are listed in this Agreement or as are reasonably requested by the USHG Parties or their counsel for complete implementation of this Agreement and consummation of the transaction contemplated hereby.

      7.2 Deliveries by the USHG Parties. Prior to or on the Closing Date, the USHG Parties shall deliver the following, in form and substance reasonably satisfactory to Ionatron and its counsel:

            (a) Delivery of Merger Consideration. Stock certificate(s) representing the shares of USHG Common Stock constituting Merger Consideration in the amounts contemplated by this Agreement or an instruction letter from USHG to its transfer agent directing it to issue such certificate(s);

            (b) Certificate of Merger. The Certificate of Merger duly executed by the appropriate officers of Merger Sub;

            (c) Officer's Certificate. A certificate, dated as of the Closing Date, executed on behalf of an officer of each of the USHG Parties, certifying
(i) that the representations and warranties of each of the USHG Parties contained in this Agreement are true and complete in all material respects as of the Closing Date as though made on and as of that date, and (ii) that each of the USHG Parties have in all material respects performed and complied with all of its obligations, covenants and agreements in this Agreement to be performed and complied with on or prior to the Closing Date;

            (d) Secretary's Certificate. A certificate, dated as of the Closing Date, executed by each of the USHG Parties' Secretary: (i) certifying that the resolutions, as attached to such certificate, were duly adopted by each of the USHG Parties' Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect; and (ii) providing, as an attachment thereto, each of the USHG Parties' Certificates of Incorporation and Bylaws;

            (e) Good Standing Certificates. Certificates as to the good standing of the USHG Parties issued by the Delaware Secretary of State to be dated a date not more than a reasonable number of days prior to the Closing Date;

            (f)   Kassel  Severance.   The  Kassel  Cash   Severance  and  stock
certificates representing the Kassel Closing Shares;

            (g) Kassel Investment Representation Letter. A letter from Kassel to USHG in a form acceptable to USHG pursuant to which Kassel shall make certain investment representations regarding the issuance to Kassel of the Kassel Closing Shares similar to those set forth in Section 3.26 hereof;

            (h) Evidence of Kassel Note and Employment Agreement Cancellation. Evidence of the cancellation of the loans to Kassel and the Kassel and any other Employment Agreements;

            (i)   Officer,    Director   and   Other   Employee    Resignations.
Resignations of all employees, directors and officers of USHG;

            (j) Evidence of Assignment and Assumption. Evidence of the assignment, assumption, release and indemnification by Kassel with respect to his current car lease and the Telephone Lease, duly executed by USHG and Kassel; and

            (k) Other Documents. Such other documents listed in this Agreement or as are reasonably requested by Ionatron or its counsel for complete implementation of this Agreement and consummation of the transactions contemplated hereby.

                                    SECTION 8
                                   TERMINATION

      8.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to Closing by the mutual consent of the parties.

      8.2 Other Termination. This Agreement may be terminated by any party hereto and the Merger abandoned if any other party hereto (the USHG Parties, on the one hand, and Ionatron and the Ionatron Stockholders, on the other hand) shall have failed to satisfy any of its respective conditions precedent under
Section 6 hereof (unless such failure results primarily from the terminating party's breach of any representation, warranty or covenant contained in this Agreement or under any other agreement contemplated hereunder) or the Closing shall not have occurred on or before March 31, 2004.

      8.3 Termination by USHG. The USHG Parties may terminate this Agreement by giving written notice to Ionatron and the Ionatron Stockholders at any time prior to the Closing in the event Ionatron or the Ionatron Stockholders have breached any representation, warranty or covenant contained in this Agreement in any material respect, the USHG Parties have notified Ionatron and the Ionatron Stockholders of the breach and the breach has continued without cure for a period of 10 days after the notice of breach.

      8.4 Termination by Ionatron. Ionatron may terminate this Agreement by giving written notice to USHG at any time prior to the Closing in the event the USHG Parties have breached any representation, warranty or covenant contained in this Agreement in any material respect, Ionatron has notified USHG of the breach and the breach has continued without cure for a period of 10 days after the notice of breach.

      8.5 Payment of Fees and Expenses Upon Breach. In addition to all other rights and remedies that the USHG Parties, on the one hand, and Ionatron and the Ionatron Stockholders, on the other hand, may have, (i) if this Agreement is terminated by the USHG Parties pursuant to

Section 8.3, Ionatron and the Ionatron Stockholders shall pay, jointly and severally, the USHG Parties' expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and (ii) if this Agreement is terminated by the Ionatron and the Ionatron Stockholders pursuant to Section 8.4, USHG shall pay Ionatron's and the Ionatron Stockholders' expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives.

                                   SECTION 9
                   SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

      9.1 Survival. Each of the parties hereto hereby agrees that: (i) the representations and warranties of Ionatron and the Ionatron Stockholders set forth in Section 3.2 (Capitalization; Ownership of Common Stock), Section 3.12 (Tax Matters), Section 3.14 (Personnel and Employee Benefits), and Section 3.17 (Compliance with Legal Requirements) solely as the same relates to products liability and except as set forth below, and the representations and warranties of the USHG Parties set forth in Section 4.2 (Capitalization), Section 4.7(b) (Assets and Liabilities), Section 4.8 (Tax Matters), Section 4.10 (Personnel and Employee Benefits), and Section 4.13 (Compliance with Legal Requirements) solely as same relates to product liability and except as set forth below, shall survive Closing until the third anniversary of the Effective Time, (ii) the representations and warranties of Ionatron and the Ionatron Shareholders set forth in Section 3.3 (Authorization, Validity and Effect of Agreements), Section
3.16 (Environmental Compliance) and Section 3.17 (Compliance with Legal Requirements), solely as they relate to Environmental Laws, and the representations and warranties of the USHG Parties in Section 4.3 (Authorization, Validity and Effect of Agreements), Section 4.12 (Environmental Compliance) and Section 4.13 (Compliance with Legal Requirements), solely as they relate to Environmental Laws, shall survive the Closing indefinitely, and
(iii) all other representations and warranties of the parties hereto shall survive the Closing until March 31, 2006. All covenants and agreements of the parties contained in or made pursuant to this Agreement or in any certificate furnished pursuant hereto shall survive the Closing.

      9.2 Indemnification.

            (a)   Indemnification by the Ionatron Stockholders.

                  The Ionatron Stockholders, jointly and severally, except individually where a representation is made only by an individual Ionatron Stockholder, hereby indemnify and agree to defend and hold harmless each of USHG and Merger Sub from and against any and all losses, obligations, deficiencies, liabilities, claims, damages, costs and expenses (including, without limitation, the amount of any settlement entered into pursuant hereto, and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of any matter indemnified pursuant hereto) (collectively, the "Losses") which either of them may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection any misrepresentation of a material fact contained in any representation of Ionatron and/or the Ionatron Stockholders contained in, or the breach by Ionatron, or the Ionatron Stockholders of any warranty or covenant made by any one or all of them in this Agreement.

The foregoing indemnification shall also apply to direct claims by USHG and/or Merger Sub against the Ionatron Stockholders.

                  Indemnification by the Ionatron  Stockholders pursuant to this
Section 9.2(a) shall be paid, in lieu of cash, by an adjustment to the Merger Consideration whereby the Ionatron Stockholders shall forfeit, return, assign and transfer to USHG the appropriate number of shares of USHG Common Stock to adjust the total number of shares of USHG Common Stock received by them hereunder to the number of shares which would have been issued to them at the Closing assuming (i) the value ascribed to USHG on a fully diluted basis for the purposes of determining the exchange ratio remained the same at the Closing and
(ii) the value ascribed to Ionatron for the purposes of determining the exchange ratio was the same at the Closing less the indemnifiable amount.

            (b) Indemnification by USHG Parties. Each of USHG and Merger Sub, jointly and severally, indemnifies and agrees to defend and hold harmless each of the Ionatron Stockholders and Ionatron (before the Effective Date) from and against any and all Losses, which it or he may sustain, suffer or incur and which arise out of, are caused by, relate to, or result or occur from or in connection with any misrepresentation of a material fact contained in any representation of USHG and/or Merger Sub contained herein or in the Easy Gardener Sale Agreement or the breach by USHG or Merger Sub of any warranty or covenant made by either or both of them herein. The foregoing indemnification shall also apply to direct claims by Ionatron or the Ionatron Stockholders against USHG and/or Merger Sub.

                  Indemnification by the USHG Parties pursuant to this Section 9.2(b) shall be paid, in lieu of cash, by an adjustment to the Merger Consideration whereby a number of shares of USHG Common Stock will be issued to the Ionatron Stockholders to adjust the total number of shares received by them to the number which would have been issued at the Closing, based upon the outstanding number of shares as of the Closing Date on a fully diluted basis, assuming that the value ascribed to Ionatron for purpose of determining the exchange ratio at the Closing remained the same and that the value ascribed to USHG was the amount of cash held at Closing less the indemnifiable amount, with such adjustment not taking into effect any reduction to $9,500,000.

            (c) Third Party Claims. If a claim by a third party is made against any party or parties hereto and the party or parties against whom said claim is made intends to seek indemnification with respect thereto under Sections 9.2(a) or 9.2(b), the party or parties seeking such indemnification shall promptly notify the indemnifying party or parties, in writing, of such claim; provided, however, that the failure to give such notice shall not affect the rights of the indemnified party or parties hereunder except to the extent that such failure materially and adversely affects the indemnifying party or parties due to the inability to timely defend such action. The indemnifying party or parties shall have ten (10) business days after said notice is given to elect, by written notice given to the indemnified party or parties, to undertake, conduct and control, through counsel of their own choosing (subject to the consent of the indemnified party or parties, such consent not to be unreasonably withheld) and at their sole risk and expense, the good faith settlement or defense of such claim, and the indemnified party or parties shall cooperate with the indemnifying parties in connection therewith; provided: (a) all settlements require the prior reasonable consultation with the indemnified party and the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, and
(b) the indemnified party or parties shall be entitled to participate in such settlement or defense through counsel chosen by the indemnified party or parties, provided that the fees and expenses of such counsel shall be borne by the indemnified party or parties. So long as the indemnifying party or parties are contesting any such claim in good faith, the indemnified party or parties shall not pay or settle any such claim; provided, however, that notwithstanding the foregoing, the indemnified party or parties shall have the right to pay or settle any such claim at any time, provided that in such event they shall waive any right of indemnification therefor by the indemnifying party or parties. If the indemnifying party or parties do not make a timely election to undertake the good faith defense or settlement of the claim as aforesaid, or if the indemnifying parties fail to proceed with the good faith defense or settlement of the matter after making such election, then, in either such event, the indemnified party or parties shall have the right to contest, settle or compromise (provided that all settlements or compromises require the prior reasonable consultation with the indemnifying party and the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld) the claim at their exclusive discretion, at the risk and expense of the indemnifying parties.

            (d) Assistance. Regardless of which party is controlling the defense of any claim, each party shall act in good faith and shall provide reasonable documents and cooperation to the party handling the defense.

      9.3   Limitations on Indemnification.

            (a) Notwithstanding anything contained in this Agreement to the contrary, no party shall be obligated to indemnify any other party unless and until Losses equal or exceed $100,000, in which the indemnified party shall be entitled to indemnification against the full amount of all damages that have been incurred or suffered in connection with the transactions contemplated by this Agreement (and not merely the portion of the damages exceeding $100,000); provided, however, that this Section 9.3 shall not apply with respect to claims based upon any Losses arising out of or relating to any and all Taxes which should have properly been reflected in the individual Tax Returns of the indemnifying party.

            (b) Notwithstanding anything contained in this Agreement to the contrary, the liability for indemnity under this Section 9.3 shall be limited to an amount equal to the value of the Merger Consideration on the Closing Date.

            (c) With respect to any Indemnification Matter under Section 9 the indemnifying party shall have no liability unless the party being indemnified gives notice of demand for indemnity with respect thereto on or before the date that is fifteen (15) days following the expiration of the applicable representation survival period pursuant to Section 9.1.

      9.4   Indemnification Representatives.

            (a) Appointment of Representatives. The USHG Parties hereby irrevocably appoint Kassel and Fred Heiden as their respective agents (the "Representatives") for the sole purpose of (i) giving and receiving any and all notices under this Section 9 and (ii) making any and all claims for indemnification and taking any and all actions under this Section 9 which are applicable to the USHG Parties under this Agreement or any document contemplated hereby to assert and resolve the indemnification obligations of Ionatron and the Ionatron Stockholders or to defend and resolve any direct or third party claims for which Ionatron or the Ionatron Stockholders may seek indemnification against the USHG Parties.

            (b) Information Provided to Representatives. In addition to all USHG SEC Reports filed with the SEC subsequent to the Closing Date, the New Board shall cause to be delivered to each Representative in a timely manner, all information it believes in good faith is necessary for such Representative to determine whether there is a breach of any representation, warranty or covenant by Ionatron or the Ionatron Shareholders under this Agreement which would be the basis for any claim or potential claim available to the USHG Parties pursuant to
Section 9.2(a). USHG shall bear all costs of preparing and providing these reports.

            (c) Indemnification of Representatives. The USHG Parties agree, jointly and severally, to hold the Representatives harmless and to indemnify the Representatives against any loss, liability, expense (including reasonable attorneys' fees and expenses), claim, or demand arising out of or in connection with the performance of their obligations in accordance with the provisions of this Agreement, except for gross negligence or willful misconduct of the Representatives or any action taken by such Representative in bad faith, including but not limited to all expenses incurred by the Representatives arising in connection with the enforcement or defense of any indemnification to or from the USHG Parties pursuant to this Agreement. The foregoing indemnities shall survive the resignation or incapacity of a Representative or the termination of such Representative's obligations hereunder. The costs and expenses of enforcing this right of indemnification shall be paid by USHG.

            (d) Specific Duties; No Liability. The Representatives' duties are only such as are specifically provided herein and, except as specifically provided herein, the Representatives are not charged with any duties or responsibilities in connection with any other agreement as a consequence of their activity as Representatives under this Section 9), and the Representatives shall incur no liability whatsoever to the USHG Parties, except for gross negligence, willful misconduct or any action taken by such Representative in bad faith. The Representatives may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice.

            (e) Resignation; New Representatives. A Representative may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Representative is approved by USHG. In the event both Representatives resign, die or become incapacitated, the Board of Directors of USHG shall appoint a new Representative who shall be independent and not an affiliate of USHG, and who shall not be a member of USHG's board of directors.

            (f) Termination. The rights and obligations of the Representatives shall terminate upon the expiration of the indemnification obligations set forth in Section 9 of this Agreement and resolution to any matters pending thereunder.

      9.5 Dispute Resolution. In the event of any dispute, claim or controversy concerning, arising out of or relating to this Agreement, its effect, the breach thereof, or the transactions contemplated by hereby, the parties shall mutually appoint a Mediator and first attempt to resolve the dispute through non-binding mediation. If the parties are unsuccessful in resolving the dispute through mediation, the same shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"). The arbitration shall be before one neutral arbitrator to be selected in accordance with the AAA Rules and whose decision shall be rendered in writing. The results of the arbitration shall be final and binding upon the parties, with costs paid by the party who does not prevail in the arbitration, and judgment on the award may be entered in any court having jurisdiction thereof. In rendering the award, the arbitrator shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of Delaware. The arbitration shall be held in the City of New York, or at such other place as may be selected by mutual agreement of the parties. The arbitrator shall have no authority to award punitive damages or any other damages not measured by the prevailing party's actual damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Neither a party hereto nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all of the parties, unless required to do so by order of a Governmental Body, or as required by any party's auditors in connection with the preparation of audited financial statements, or as required by the disclosure requirements of any U.S. or foreign securities law, regulation or stock exchange rule, or if a petition to enforce arbitration is necessary to be filed with a court of competent jurisdiction.

                                   SECTION 10
                                  MISCELLANEOUS

      10.1 Fees and Expenses. In the event the transaction contemplated by this Agreement is consummated in accordance with the terms herein, the Surviving Corporation shall bear all costs and expenses of all of the parties hereto. In the event such transaction is not consummated, USHG and Kassel, on the one hand, and Ionatron and the Ionatron Stockholders, on the other hand, shall pay their own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and representatives, and each party shall be responsible for all fees or commission payable to any finder, broker, advisor, or similar Person retained by or on behalf of such party. The provisions of this
Section 10.1 shall survive the termination of this Agreement.

      10.2 Notices. All notices, requests, consents, payments, demands, and other communications required or contemplated under this Agreement shall be in writing and (a) personally delivered or sent via telecopy (receipt confirmed and followed promptly by delivery of the original), or (b) sent by Federal Express or other reputable overnight delivery service (for next business day delivery), shipping prepaid, as follows:

                  If to the USHG Parties or Representatives to:

                  U.S. Home & Garden Inc.
                  655 Montgomery Street
                  San Francisco, California 94111
                  Attn:  Robert Kassel

                  David Harper
                  Telephone:  (415) 616-8111
                  Fax:  (415) 661-8110

                  With a copy to:

                  Robert J. Mittman, Esquire
                  Blank Rome LLP
                  The Chrysler Building
                  405 Lexington Avenue
                  New York, New York 10174
                  Telephone:  (212) 885-5000
                  Fax:  (212) 885-5001

                  If to Ionatron or the Ionatron Stockholders:

                  Ionatron Inc.
                  3590 East Columbia
                  Tucson, Arizona 85714
                  Attn:  Thomas Dearmin
                  Telephone:  (520) 628-7415
                  Fax:  (520) 622-3835

                  With copies to:

                  Robert Howard
                  303 East 57th Street, Apt. 38G
                  New York, New York 10022
                  Telephone:  (212) 980-5900
                  Fax: (212) 286-7098

                  Edmond Coller, Esq.
                  Goodkind Labaton Rudoff & Sucharow LLP
                  100 Park Avenue
                  New York, New York 10017-5563
                  Telephone:  (212) 907-0700
                  Fax:  (212) 818-0477

or to such other Persons or addresses as any Person may request by notice given as aforesaid. Notices shall be deemed given and received at the time of personal delivery or completed telecopying, or, if sent by Federal Express or such other overnight delivery service one Business Day after such sending.

      10.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, executors personal and legal representatives.

      10.4 Further Assurances. The parties shall take any actions and execute any other documents that may be necessary or desirable (before or after the Closing) to the implementation and consummation of this Agreement.

      10.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF).

      10.6 Entire Agreement. The Confidentiality Agreement, this Agreement and the Exhibits and the Schedules hereto, each of which Exhibits and Schedules are hereby incorporated herein by reference, and all documents, certificates and other documents to be delivered by the parties pursuant hereto, collectively, represent the entire understanding and agreement between the USHG Parties, Ionatron and the Ionatron Stockholders with respect to the subject matter of this Agreement. Except for the aforementioned confidentiality agreement, this Agreement supersedes all prior negotiations between the parties and cannot be amended, supplemented, or changed except by an agreement in writing duly executed by each of the parties hereto. There are no representations or warranties by any party except as expressly set forth herein.

      10.7 Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement, or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement, or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 10.7.

      10.8 Headings. The headings of the Sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

      10.9  Counterparts.   This   Agreement  may  be  signed  in  two  or  more
counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

      10.10 Cooperation. The parties hereto shall reasonably cooperate with each other and their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and in connection with any litigation after the implementation and consummation of this Agreement, and otherwise use their commercially reasonable efforts to consummate the transaction contemplated hereby and to fulfill their obligations under this Agreement, including, without limitation, the obligation of USHG after the Closing Date to take all such action as may be necessary to have available sufficient authorized capital stock to satisfy its indemnity obligations hereunder.

      10.11 Public Announcements. The parties hereto shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this

Agreement or the transactions contemplated herein and shall not issue any such press release or make any such public statement without the prior written consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior written consent of the other party, issue such press release or make such public statement as may be required by law or any listing agreement with the securities exchange to which the USHG Parties are a party if it has used all reasonable efforts to consult with the other party and to obtain such party's consent but has been unable to do so in a timely manner. This provision of this Section 10.11 shall survive the termination of this Agreement.

         [The remainder of this page has been intentionally left blank.]

      IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized officers of Ionatron and the USHG Parties as of the date first written above.

                                The USHG Parties:

                                        U.S. Home & Garden Inc.

                                        By:        /s/ Robert Kassel
                                            ------------------------------------
                                            Name:      Robert Kassel
                                            Title:     Chief Executive Officer


                                        Ionatron Acquisition Corp.

                                        By:        /s/ Robert Kassel
                                            ------------------------------------
                                            Name:      Robert Kassel
                                            Title:     President


                                        Representatives, for purposes of Section
                                        9.4 only:


                                            /s/ Robert Kassel
                                        ----------------------------------------
                                                Robert Kassel


                                            /s/ Fred Heiden
                                        ----------------------------------------
                                                Fred Heiden


                                            /s/ Robert Kassel
                                        ----------------------------------------
                                        Robert  Kassel,   individually  for  the
                                        purposes of Section 5.9, 6.2(d), 6.2(j),
                                        9.4 and 10.10 only

                                        Ionatron:

                                        Ionatron Inc.

                                        By:        /s/ Thomas C. Dearmin
                                            ------------------------------------
                                            Name:      Thomas C. Dearmin
                                            Title:     Chief Executive Officer



                                        Ionatron Stockholders:

                                            /s/ Robert Howard
                                        ----------------------------------------
                                                Robert Howard


                                            /s/ Stephen W. McCahon
                                        ----------------------------------------
                                                Stephen W. McCahon


                                            /s/ Thomas C. Dearmin
                                        ----------------------------------------
                                                Thomas C. Dearmin


                                            /s/ Joseph C. Hayden
                                        ----------------------------------------
                                                Joseph C. Hayden

                                                                         Annex 1

                               CERTAIN DEFINITIONS

      The following terms, as used in this Agreement, have the meanings set forth in this Annex 1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

      "Affiliate" means, with respect to any Person, (a) any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person, or (b) an officer or director of such Person or of an Affiliate of such Person within the meaning of clause (a) of this definition. For purposes of clause (a) of this definition,
(i) a Person shall be deemed to control another Person if such Person (A) has sufficient power to enable such Person to elect a majority of the board of directors of such Person, or (B) owns a majority of the beneficial interests in income and capital of such Person; and (ii) a Person shall be deemed to control any partnership of which such Person is a general partner.

      "Closing" means the closing of the transactions contemplated by this Agreement on the Closing Date.

      "Closing Date" means the date on which the Closing occurs, as determined pursuant to Section 2.2.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contaminant" shall mean and include any pollutant, contaminant, hazardous material (as defined in any of the Environmental Laws), toxic substances (as defined in any of the Environmental Laws), asbestos or asbestos-containing material, urea formaldehyde, polychlorinated biphenyls, regulated substances and wastes, radioactive materials, and petroleum or petroleum by-products, including crude oil or any fraction thereof.

      "Contracts" means all contracts, consulting agreements, leases, non-governmental licenses and other agreements (including leases for personal or real property and employment agreements), written or oral (including any amendments and other modifications thereto) that relate to or affect a party's assets, properties, or its business or operations, the performance of which involves annual consideration in excess of $50,000 and that either (a) are in effect on the date of this Agreement, or (b) are entered into by any party hereto between the date of this Agreement and the Closing Date.

      "Environmental Laws" shall mean and include, but not be limited to, any applicable federal, state or local law, statute, charter, ordinance, rule or regulation or any Governmental Body interpretation, policy or guidance, including, without limitation, applicable safety/environmental/health laws, such as, but not limited to, the Resource Conservation and Recovery Act of 1976, Comprehensive Environmental Response Compensation and Liability Act, Federal Emergency Planning and Community Right-to-Know Law, the Clean Air Act, the Clean Water Act, and the Toxic Substance Control Act, as any of the foregoing have been amended, and any Governmental Authorization or Order applicable to or affecting any property

(real or personal) used by or relating to a party or issued pursuant to any Environmental Laws which pertains to, governs, or controls the generation, storage, remediation or removal of Contaminants or otherwise regulates the protection of health and the environment, including, but not limited to, any of the following activities, whether on site or off site if such could materially affect the site: (i) the emission, discharge, release, spilling or dumping of any Contaminant into the air, surface water, ground water, soil or substrata; or
(ii) the use, generation, processing, sale, recycling, treatment, handling, storage, disposal, transportation, labeling or any other management of any Contaminant.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Executive  Options"  shall  have the  meaning  ascribed  to such  term in
Section 5.9 hereof.

      "GAAP" means generally accepted United States accounting principles, applied on a consistent basis.

      "Governmental Authorization" means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

      "Governmental Body" means any:

            (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

            (b) federal, state, local, municipal, foreign, or other government;

            (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

            (d) multi-national organization or body;

            (e) self-regulatory organization (including, with limitation, NASD); or

            (f) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

      "Intangibles" means all copyrights, trademarks, trade names, service marks, service names, domain names, licenses, patents, and any applications therefore, permits, proprietary information, technical information and data, databases, machinery and equipment, hardware, software and information systems, warranties, and other intangible property rights and interests (and any goodwill associated with any of the foregoing) applied for, issued to, or owned by Ionatron or under which Ionatron is licensed or franchised and that are used in its business and operations, together with any additions thereto between the date of this Agreement and the Closing Date.

      "Ionatron Stockholders" shall have the meaning ascribed to such term in the preamble.

      "Knowledge" means (i) with respect to the Ionatron Stockholders, their actual Knowledge and (ii) with respect to the Ionatron and USHG Parties, the actual knowledge of such party's officers and directors, provided that such persons shall have made due and diligent inquiry of those employees of such party who such officers and directors reasonably believe would have actual knowledge of the matters represented.

      "Leased Real Property" means all real property and all buildings and other improvements thereon and appurtenant thereto leased or held by either USHG or Ionatron, as the case may be.

      "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, self regulatory organization or court or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute, treaty, by-law, or the like.

      "Losses" means any loss, liability, damage, cost, or expense, including, without limitation, reasonable attorneys' fees and expenses.

      "Material Adverse Effect" shall mean a material adverse effect on the business, prospects, operations, properties, financial condition, assets, liabilities or results of operations of the Person referred to, taken as a whole, or the ability of such Person to consummate the transactions contemplated by this Agreement.

      "Order" means any award, decision, injunction, judgment, decree, order, ruling, writ, determination, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

      "Ordinary Course of Business" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

            (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

            (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

            (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

      "Permitted Encumbrances" means (a) encumbrances of a landlord, or other statutory lien not yet due and payable, or landlord's liens arising in the Ordinary Course of Business, (b) encumbrances arising in connection with equipment or maintenance financing or leasing under the terms of the Contracts set forth on the Schedules, which Contracts have been made available to the USHG Parties, (c) encumbrances for Taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on books of the contesting party in accordance with generally accepted accounting principles, (d) encumbrances that do not materially detract from the value of any of material assets of Ionatron or materially interfere with the use thereof as currently used or (e) encumbrances arising in connection with the Howard Note or any other loan from Howard to Ionatron.

      "Person" means an individual, corporation, association, partnership, joint
venture,   trust,   estate,   limited  liability   company,   limited  liability
partnership, organization or other entity or Governmental Body.

      "Real Property Interests" means all interests in Leased Real Property, including fee estates, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, and rights of way, and all buildings and other improvements thereon and appurtenant thereto, owned or held by Ionatron that are used in the business or operations of Ionatron, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

      "Related Person" means with respect to a particular individual:

            (a) each other member of such individual's Family;

            (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

            (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

            (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity); and

With respect to a specified Person other than an individual:

            (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

            (b) any Person that holds a Material Interest in such specified Person;

            (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

            (d) any Person in which such specified Person holds a Material Interest;

            (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

            (f) any Related Person of any individual  described in clause (b) or
(c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

      "Reportable Transaction" shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Subsidiary" or "Subsidiaries" means, with respect to any party, any corporation, limited liability company, partnership, trust, limited partnership, joint venture, or other business association or entity, twenty percent (20%) or more of the voting securities or economic interests of which is or was directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

      "Tangible Personal Property" means all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts and other tangible personal property owned or held by Ionatron that is used or useful in the conduct of the business or operations of Ionatron, together with any additions, substitutions and replacements thereof and thereto between the date of this Agreement and the Closing Date.

      "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, capital, transfer, employment, withholding, or other tax or similar governmental assessment, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties.

      "Tax   Proceeding"   means  any  audit,   examination,   claim,  or  other
administrative or judicial proceeding involving Taxes.

      "Tax Return" shall mean all returns and reports, amended returns, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents required to be filed or submitted to any Governmental Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of, or compliance with, any Tax.

      "Taxing Authority" shall mean any Governmental Body exercising tax regulatory authority.

      "Trust Preferred Documents" means the Amended and Restated Trust Agreement, dated as of April 17 1998, among the USHG, as Depositor, Wilmington Trust Company ("Wilmington Trust"), as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein (the "First Trust Agreement"); the Second Amended and Restated Trust Agreement, dated as of October 29, 2003, among the USHG, as Depositor, Wilmington

Trust, as Property Trustee and Delaware Trustee, and the Administrative Trustees named therein (the "Second Trust Agreement"); the Junior Subordinated Indenture, dated as of April 17, 1998, between the USHG and Wilmington Trust, as trustee (the "First Indenture"); the Amended and Restated Junior Subordinated Indenture, dated as of October 29, 2003, between the USHG and Wilmington Trust, as trustee (together with the First Indenture, the "Indentures"); the Guarantee Agreement, dated as of April 17, 1998, between the USHG and the Wilmington Trust, as trustee (the "First Guarantee"); and the Amended and Restated Guarantee Agreement, dated as of October 29, 2003, between the USHG and the Wilmington Trust, as trustee (together with the First Guarantee, the "Guarantees").

Pursuant to Item 601(b)(2) of Regulation S-K, the following is a list of omitted schedules to the Amended and Restated Plan and Agreement of Merger. USHG agrees to provide complete copies of the foregoing schedules upon request.

Ionatron Schedules

Schedule 2.1(f)         USHG Common Stock to be Issued at Closing
Schedule 3.2            Capitalization, Ownership of Common Stock
Schedule 3.4            Books and Records
Schedule 3.6            Governmental Authorizations
Schedule 3.7            Real Property
Schedule 3.8            Tangible Personal Property
Schedule 3.9(a)         Contracts in Excess of $50,000
Schedule 3.9(b)         Matters Relating to Government Contracts and Government
                        Bids
Schedule 3.10           Material Intangibles
Schedule 3.11           Financial Statements
Schedule 3.12           Tax Matters
Schedule 3.13           Insurance
Schedule 3.14           Personnel and Employee Benefits
Schedule 3.14(g)        Labor Relations
Schedule 3.15(a)        Material Legal Actions and Orders
Schedule 3.16           Environmental Compliance
Schedule 3.17           Compliance with Legal Requirements
Schedule 3.18           Conduct of Business in Ordinary Course
Schedule 3.20           Accounts Receivable
Schedule 3.21 Customers and Suppliers Accounting for More than $50,000 to Date
Schedule 3.22           Relationships with Related Persons
Schedule 3.23           Brokers or Finders
Schedule 3.25           Due Diligence


USHG Schedules

Schedule 4.2            Capitalization; Subsidiaries
Schedule 4.4            Books and Records
Schedule 4.7            USHG Assets and Liabilities
Schedule 4.8            Tax Matters
Schedule 4.9            List of Insurance Carriers
Schedule 4.10           Employees; Employee Benefits; Labor Relations
Schedule 4.11           Legal Actions and Orders
Schedule 4.12           Environmental Compliance
Schedule 4.13           Compliance with Legal Requirements
Schedule 4.15           Brokers or Finders

                                                                       Exhibit A

                              CERTIFICATE OF MERGER

                                       OF

                           IONATRON ACQUISITION CORP.

                                      INTO

                                 IONATRON, INC.

            Pursuant to Section 251(c) of the General Corporation Law

            Ionatron Acquisition Corp., a Delaware corporation, desiring to merge with Ionatron, Inc., a Delaware corporation, pursuant to the provisions of
Section 251(c) of the General Corporation Law of the State of Delaware, does hereby certify as follows:

      FIRST:   The  names  and  states  of  incorporation  of  each  constituent corporation are:

                   Name                                State of Incorporation
        --------------------------                     ----------------------
        Ionatron Acquisition Corp.                            Delaware
        Ionatron, Inc.                                        Delaware

      SECOND:An  Agreement  and  Plan of  Merger  has  been  approved,  adopted,
certified,   executed  and  acknowledged  by  each  constituent  corporation  in accordance with Section 251(c) of the General Corporation Law.

      THIRD: The name of the surviving corporation is Ionatron, Inc.

      FOURTH:The Certificate of Incorporation of Ionatron, Inc. shall be the Certificate of Incorporation of the surviving corporation.

      FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, c/o Ionatron, Inc., 3590 East Columbia, Tucson, Arizona 85714, Attn: Thomas Dearmin, and a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

            IN WITNESS WHEREOF, Ionatron, Inc. has caused this Certificate to be executed this 18th day of March, 2004.

                                        IONATRON, INC.


                                        By: ________________________________
                                            Name: Thomas C. Dearmin
                                            Title:   Chief Executive Officer